                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of

              the Securities Exchange Act of 1934 (Amendment No. 2)


Filed by the Registrant  /X/
Filed by a Party other than the Registrant  /  /

Check the appropriate box:
/X/   Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                    INTERNET COMMERCE & COMMUNICATIONS, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the approximate box):

/X/   No fee required.
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

/ /   Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number or the Form or schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

                    INTERNET COMMERCE & COMMUNICATIONS, INC.
                        999 EIGHTEENTH STREET, SUITE 2201
                             DENVER, COLORADO 80202
                                 (303) 672-0700

                                  JUNE __, 2001

Dear Stockholder:

         You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Internet Commerce & Communications, Inc. (the "Company"), which will be held on __________________, ___, 2001 at 10:00 a.m. (local time), at the Hotel Monaco, 1717 Champa Street, Denver, Colorado.

         At this meeting, you will be asked to vote, in person or by proxy, on the following matters:

         1. the election of five directors to serve on the Board of Directors for a one-year term;


         2.       the adoption of the 2001 Stock Option Plan;


         3. the approval of an amendment to the Company's Certificate of Incorporation to effect a Reverse Stock Split of the Company's common stock of up to one-for-ten, in the event that the Board of Directors determines that a Reverse Stock Split is desirable at any time within one year from the date of the 2001 Annual Meeting of the Stockholders of the Company, with the exact size of the Reverse Stock Split to be determined by the Board of Directors.

         4. the approval of the issuance of all shares of common stock that the Company would be entitled to issue upon exercise of the Class B warrants;

         5. the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors; and

         6. any other business as may properly come before the meeting or any adjournments thereof.

The official Notice of Meeting, Proxy Statement, and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the accompanying Proxy Statement.

         Regardless of your plans for attending in person, it is important that your shares be represented and voted at the 2001 Annual Meeting of Stockholders. Accordingly, you are urged to complete, sign, and mail the enclosed proxy card as soon as possible.

                               Sincerely,


                               /s/ DOUGLAS H. HANSON
                               Douglas H. Hanson
                               Chairman, Chief Executive Officer, and President

                    INTERNET COMMERCE & COMMUNICATIONS, INC.
                        999 EIGHTEENTH STREET, SUITE 2201
                             DENVER, COLORADO 80202
                                 (303) 672-0700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON _______, 2001

NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Internet Commerce & Communications, Inc. (the "Company") will be held on ________, _______, 2001 at 10:00 a.m. (local time), at the Hotel Monaco, 1717 Champa Street, Denver, Colorado and any postponements and adjournments thereof, to consider and act upon the following proposals:

         1. To elect five directors to serve on the Board of Directors for a one-year term and until their successors are appointed or elected and duly qualified;


         2.       To adopt the 2001 Stock Option Plan;


         3. To approve an amendment to the Company's Certificate of Incorporation to effect a Reverse Stock Split of the Company's common stock of up to one-for-ten, in the event that the Board of Directors determines that a Reverse Stock Split is desirable at any time within one year from the date of the Annual Meeting, with the exact size of the Reverse Stock Split to be determined by the Board of Directors.

         4. To approve the issuance of all shares of common stock that the Company would be entitled to issue upon exercise of the Class B warrants;

         5. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

         6. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on _______, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of the Company's stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days before the meeting at the Company's offices. All stockholders are cordially invited to attend the Annual Meeting.

                              By Order of the Board of Directors
                              /s/ DOUGLAS H. HANSON
                              Douglas H. Hanson
                              Chairman, Chief Executive Officer and President

Denver, Colorado
June _____, 2001

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                    INTERNET COMMERCE & COMMUNICATIONS, INC.
                        999 EIGHTEENTH STREET, SUITE 2201
                             DENVER, COLORADO 80202


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON _______, 2001


         This proxy statement contains information related to the Annual Meeting of Stockholders (the "Annual Meeting" or the "meeting") of Internet Commerce & Communications, Inc. to be held on ________, _______, 2001, beginning at 10:00 a.m. (local time) at the Hotel Monaco, 1717 Champa Street, Denver, Colorado and at any postponements or adjournments thereof.

                            ABOUT THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE MEETING?

         At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting. In addition, the Company's management will report on the performance of the Company during fiscal 2000 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

         Only stockholders of record at the close of business on the record date, _______, 2001, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

         All stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:00 a.m. (local time) and the meeting will begin at 10:00 a.m. (local time). Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices, and other electronic devices, will not be permitted at the meeting.

         Many of you hold your shares in "street name," that is, through a broker or other nominee. If you hold your shares in street name, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, ______________________ shares of common stock of the Company were outstanding and entitled to vote at the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

         If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINATED SLATE OF DIRECTORS AND FOR EACH OF THE PROPOSALS IN THIS PROXY STATEMENT.

         The Board's recommendation is also set forth together with the description of each item in this proxy statement. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

         With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

         For each item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the matter is required for approval, except that approval of Proposal 3 requires the vote of a majority of the outstanding shares of the Company's common stock. A properly executed proxy marked:

                  o "WITHHOLD AUTHORITY" with respect to the election of one or more directors; or

                  o        "ABSTAIN" with respect to any other matters

will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, such a proxy will have the effect of a negative vote. A properly executed, but unmarked proxy will be voted for the election of the nominated slate of five directors and for each of the proposals.

WHAT ARE "BROKER NON-VOTES" AND HOW WILL THEY BE COUNTED?

         "Broker non-votes" occur when you hold your shares in "street name" through a broker or other nominee, and you do not give your broker or nominee specific instructions on your proxy card. If you fail to complete your proxy card:

                  o your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon; and

                  o your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

Broker non-votes will have the effect of a negative vote. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHO WILL BEAR THE COST OF SOLICITING PROXIES?

         The Company will bear the cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement. In addition, the Company will reimburse brokerage firms and other persons representing you for their expenses in forwarding proxy material to you. The Company's directors, officers, and employees may also solicit you by telephone and other means, but they will not receive any additional compensation for the solicitation.

                                 STOCK OWNERSHIP

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS OWN AND HOW DO THEY INTEND TO VOTE?


         The following table shows the amount of common stock of the Company beneficially owned (unless otherwise indicated) by: (1) the directors and executive officers of the Company named in the Summary Compensation Table below;
(2) a group comprised of Interwest Group, Inc., Anschutz Company, and Philip F. Anschutz; and (3) the directors and executive officers of the Company as a group. The Company's Board of Directors has voting power over the shares owned by Interwest Group, Inc., Anschutz Company, and Philip F. Anschutz as a result of a voting trust agreement that was executed in conjunction with the Company's November 2000 merger with Internet Communications Corporation. The officers and directors have indicated that they intend to vote for election of the nominated slate of directors and for each of the proposals in this proxy statement. Except as otherwise indicated, all information is as of June 20, 2001.






                                            AGGREGATE NUMBER OF     PERCENT OF
                                            SHARES BENEFICIALLY       SHARES
          NAME                                    OWNED(1)          OUTSTANDING
---------------------------                 -------------------     -----------
Douglas H. Hanson                                  5,852,500(2)          19.0 %

Robert W. Grabowski                                   17,800(3)               *

D. D. Hock                                            10,000(4)               *

M. Doak Jacoway                                       10,000(5)               *

Lewis H. Silverberg                                   65,000(6)               *

Michael T. Victor                                      2,000(7)               *

Charles R. Eazor                                       8,465(8)               *

Paula M. Eazor                                           527(9)               *

William H. Heuston                                     7,234(10)              *

Christopher J. Melcher                                71,133(11)              *

E. Stephen Shriver                                     4,847(12)              *

Thomas A. Stein                                          -0-(13)              *

Interwest Group, Inc.,
   Anschutz Company, and
   Philip F. Anschutz                              3,800,377(14)           12.4%

All Directors and Executive
   Officers as a group (14
   persons)                                        9,879,883(15)           31.9%



* Less than one percent.

----------


(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days from June 20, 2001. For purposes of this table, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

(2) Includes 3,686,115 shares of common stock directly owned by Mr. Hanson, 1,600,000 shares owned by Mr. Hanson's spouse, 300,000 shares held in family trust, 266,385 shares of common stock that Mr. Hanson has the right to acquire within 60 days of June 20, 2001 pursuant to options, and excludes 3,800,377 shares for which Mr. Hanson, as a member of the Company's Board of Directors, shares voting and dispositive power with Interwest Group, Inc., Anschutz Company, and Philip F. Anschutz.

(3) Includes 7,800 shares of common stock directly owned by Mr. Grabowski, 10,000 shares of common stock that Mr. Grabowski has the right to acquire within 60 days of June 20, 2001 pursuant to options, and excludes 3,800,377 shares for which Mr. Grabowski, as a member of the Company's Board of Directors, shares voting and dispositive power with Interwest Group, Inc., Anschutz Company, and Philip F. Anschutz.

(4) Includes 10,000 shares of common stock that Mr. Hock has the right to acquire within 60 days of June 20, 2001 pursuant to options and excludes 3,800,377 shares for which Mr. Hock, as a member of the Company's Board of Directors, shares voting and dispositive power with Interwest Group, Inc., Anschutz Company, and Philip F. Anschutz.

(5)      Includes 10,000 shares of common stock directly owned by Mr. Jacoway.

(6) Includes 55,000 shares of common stock directly owned by Mr. Silverberg, 10,000 shares of common stock that Mr. Silverberg has the right to acquire within 60 days of June 20, 2001 pursuant to options, and excludes 3,800,377 shares for which Mr. Silverberg, as a member of the Company's Board of Directors, shares voting and dispositive power with Interwest Group, Inc., Anschutz Company, and Philip F. Anschutz.

(7) Includes 2,000 shares of common stock directly owned by Mr. Victor and excludes 3,800,377 shares for which Mr. Victor, as a member of the Company's Board of Directors, shares voting and dispositive power with Interwest Group, Inc., Anschutz Company, and Philip F. Anschutz. Mr. Victor will not stand for reelection as a director at the 2001 Annual Meeting of Stockholders.

(8) Includes 8,465 shares of common stock owned directly by Mr. Eazor. Excludes indirect ownership of shares held by Mr. Eazor's spouse, Paula
         M. Eazor, who is listed separately in this stock ownership table.

(9) Includes 527 shares of common stock owned directly by Ms. Eazor. Excludes indirect ownership of shares held by Ms. Eazor's spouse, Charles R. Eazor, who is listed separately in this stock ownership table.

(10) Includes 7,234 shares of common stock directly owned by Mr. Heuston. Mr. Heuston resigned in the fourth quarter of 2000. The share ownership data included in this table represents the best information available to the Company.

(11) Includes 71,133 shares of common stock that Mr. Melcher has the right to acquire within 60 days of June 20, 2001 pursuant to options. Mr. Melcher resigned in the second quarter of 2001. The share ownership data included in this table represents the best information available to the Company.

(12)     Includes 4,847 shares of common stock directly owned by Mr. Shriver.

(13) Mr. Stein resigned during the third quarter of 2000. The share ownership data included in this table represents the best information available to the Company.

(14) Based on a Schedule 13G filed on December 11, 2000, Interwest Group, Inc., Anschutz Company, and Philip F. Anschutz have shared power to vote or direct the vote of 3,800,377 shares of common stock and shared power to vote or direct the disposition of 3,800,377 shares of common stock. These shares were issued pursuant to the Company's November 2000 merger with Internet Communications, Inc. The Company's Board of Directors shares voting and dispositive power with Interwest Group, Inc. Anschutz Company, and Philip F. Anschutz.



(15) Includes 5,711,988 shares of common stock directly owned by the fourteen officers and directors as a group, 367,518 shares of common stock that fourteen officers and directors as a group have the right to acquire within 60 days of June 20, 2001 pursuant to options, and 3,800,377 shares of common stock for which the Company's Board of Directors shares voting and dispositive power with Interwest Group, Inc., Anschutz Company, and Philip F. Anschutz.

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?


         As of June 20, 2001, the Company is not aware of any persons or entities that beneficially own more than five percent of the Company's common stock other than Douglas H. Hanson and Interwest Group, Inc., Anschutz Company, and Philip F. Anschutz, as disclosed in the stockholder table on page 3.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Board of Directors will be made up of five directors. Each director was elected for a one-year term that expires at the 2001 Annual Meeting. The Board of Directors proposes that the nominees described below be elected for a new term of one year and until their successors are appointed or elected and duly qualified.

         Each of the nominees has consented to serve a one-year term. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

                         DIRECTORS STANDING FOR ELECTION

         The directors standing for election are:

DOUGLAS H. HANSON   Director since 1997

Mr. Hanson, 57, has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since October 1997 and the President of the Company since January 2000. Mr. Hanson also served as the Company's President from October 1997 until January 1999. From 1987 to 1997, Mr. Hanson was the President, Chief Executive Officer, and a director of Qwest Communications, Inc., a Colorado-based telecommunications company, as well as founder of Qwest's predecessor, SP Telecom. Before founding SP Telecom, Mr. Hanson was Vice President of FiberTrak, a telecommunications joint venture among Santa Fe, Norfolk, and SP railroads. He also held various positions at Southern Pacific Transportation Co. Mr. Hanson currently serves as Chairman of the Board of Directors of the Competitive Telecommunications Association (CompTel), and as a Director on the Metropolitan State College Foundation Board and the Board of Trustees of the Salvation Army, Intermountain Division, and is engaged in other civic activities.

ROBERT W. GRABOWSKI        Director since 1998

Mr. Grabowski, 60, has been a director of the Company since January 1998. He has been the Vice President of Finance and Administration to Sunny Side, Inc./Temp Side, a private employment service, since 1988. He has been a certified public accountant since 1968 and holds a Bachelor of Science degree from De Paul University.

D.D. HOCK         Director since 1997

Mr. Hock, 66, has been a director of the Company since October 1997. Prior to becoming a director, Mr. Hock was an executive with Public Service Company of Colorado, including the President, Chief Executive Officer, and Chairman of the Board of Directors from February 1989 to July 1994, Chairman and Chief Executive Officer from July 1994 to January 1996, and Chairman from January 1996 to February 1997, when he retired. Mr. Hock currently serves on the Board of Directors of Hathaway Corporation, J.D. Edwards & Co., American Century Mutual Funds, Wagner Equipment Company, and Colorado Natural Gas, Inc.

M. DOAK JACOWAY   New Nominee

Mr. Jacoway, 51, is a financial planning consultant specializing in investment and estate planning for business owners and corporate executives. He is president of Jacoway Financial Corporation, a company he formed in 1987.

Mr. Jacoway currently serves as Chair-Elect of the Denver Metro Chamber of Commerce. He also serves on the Board of Directors of The Metropolitan State College of Denver Foundation, Inc., the Board of Trustees of the Denver Area Council Boy Scouts of America, and the Board of Directors of Colorado UpLIFT. Mr. Jacoway is engaged in many other civic activities.

LEWIS H. SILVERBERG        Director since 1998

Mr. Silverberg, 66, has been a director of the Company since January 1998. Mr. Silverberg has been a private investor and a business consultant since 1994, advising businesses on matters of formation, finance, mergers, and sales. He practiced law in San Diego, CA from 1959 to 1989. From 1989 to 1994 he was employed in an executive capacity to a subsidiary of a public company.

                                RETIRING DIRECTOR

MICHAEL T. VICTOR   Director since 1999

Mr. Victor, 39, is a Professor of Business at Gannon University, Dahlkemper School, teaching at the graduate and undergraduate level. Mr. Victor served as President of Pyramid Industries from 1993 to 1998 and as Chairman and CEO, from 1993 and 1991 respectively, until his sale of the company to Lanson & Sessions in September 2000. From 1986 to 1988, he was an Attorney in the Corporate Law Department of MacDonald, Illig, Jones & Britton. Mr. Victor is currently Chairman of the Victor Family Foundation. He also serves on the Board of Directors of the Erie Conference on Community Development, the President's Advisory Board at Gannon University, the Board of Corporators to Hamot Medical Center and St. Vincent Health Center, the Board of Visitors of Mercyhurst College's D'Angelo School of the Arts, and the Council of Fellows at Pennsylvania State University's Behrend College. Mr. Victor is engaged in many other civic activities.

         Unless otherwise instructed on the proxy, properly executed proxies will be voted for the election of the five director nominees.

                                   ----------

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
              FOR THE ELECTION OF THE NOMINATED SLATE OF DIRECTORS.

                                   ----------

                     CORPORATE GOVERNANCE AND OTHER MATTERS

         The Board of Directors conducts its business through meetings and through its committees. The Board of Directors acts as a nominating committee for selecting candidates to stand for election as directors.

HOW OFTEN DID THE BOARD MEET IN 2000?

         During the year ended December 31, 2000, the Board of Directors held seven meetings. All directors attended all meetings of the Board of Directors and any committee on which the director served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

         The Board of Directors currently has two committees: the Audit Committee and the Compensation Committee.

         AUDIT COMMITTEE. The Audit Committee, among other things, recommends the firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company, and reviews the non-audit services to be performed by the independent accountants. The Audit Committee is comprised of three Non-Employee Directors. The current members of the Audit Committee are Messrs. Grabowski, Hock, and Silverberg. Mr. Grabowski serves as Chairman of the Audit Committee. The Audit Committee met two times in 2000.


                          REPORT OF THE AUDIT COMMITTEE

         The Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

         During fiscal 2000, the Audit Committee of the Board of Directors developed an updated charter for the Committee, which was approved by the full Board on June 14, 2000. The complete text of the new charter, which reflects standards set forth in new SEC regulations and Nasdaq rules, is reproduced in the appendix to this proxy statement.

         As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three broad categories:

    o first, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and reporting matters;

    o second, the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

    o third, the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and review of the activities and recommendations of the Company's internal auditing program.

         The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met two times during fiscal 2000.

         In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

         With respect to the Company's outside auditors, the Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee does not believe that the outside auditors' performance of non-audit services, representing approximately $232,000 of fees that are almost entirely attributable to tax-related services, will have an adverse effect on the outside auditors' independence.

         On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                              Respectfully submitted,

                                              Members of the Audit Committee
                                              Robert W. Grabowski
                                              D.D. Hock
                                              Lewis H. Silverberg

         COMPENSATION COMMITTEE. The Compensation Committee reviews the salaries, benefits, and other compensation of the Company's officers and key employees. The Compensation Committee's responsibilities include employment contracts, pensions, performance and incentive-based compensation, and stock option plans, including reviewing management's recommendations regarding issuance of stock options to officers and directors who are subject to stock ownership reporting obligations under Section 16 of the Securities Exchange Act of 1934, as amended. The Compensation Committee then makes recommendations to the Board of Directors based on its review. The current members of the Compensation Committee are Messrs. Hock, Grabowski, and Victor. Mr. Hock serves as Chairman of the Compensation Committee. The members of the Compensation Committee review and establish the salaries, benefits, and other compensation of all other employees. The Compensation Committee met one time in 2000.

HOW ARE DIRECTORS COMPENSATED?

         BASE COMPENSATION. Each non-employee director receives an annual retainer based on a prorated rate of $12,000 per year.

         1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN. Under the 1996 non-employee directors' Stock Option Plan, each non-employee director receives an option to purchase 1,500 shares of common stock upon appointment or election to the Board of Directors. Thereafter, on the first, second, and third anniversary of appointment or election, each non-employee director is eligible to receive a grant of options to purchase an additional 1,500 shares of common stock, up to a maximum of 6,000 shares. Each option grant, vesting six months after the date of grant and having a five-year term, permits the holder to purchase shares at their fair market value on the date of grant. Although a total of 18,000 shares of common stock have been reserved for issuance over the 10-year term of the 1996 Non-Employee Directors' Stock Option Plan, the Company has only issued options to purchase 6,000 shares under this plan and has not issued any options under this plan since 1996. To date, the following options have been issued:


                                  NUMBER OF SHARES
                                   ISSUABLE UPON
     DIRECTOR                         EXERCISE
-------------------              -------------------
Robert Grabowski                        1,500

D.D. Hock                               1,500

Lewis H. Silverberg                     1,500

Michael T. Victor*                          0

Mary Beth Vitale **                     1,500
                                        -----
     Total                              6,000
                                        =====


----------
*  Not standing for reelection at the Annual Meeting of Stockholders.

** Resigned as of June 15, 2000.

         1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN. Under the 1998 Non-Employee Directors' Stock Option Plan, each non-employee director receives an option to purchase 8,500 shares of common stock upon appointment or election to the Board of Directors. During 2000, the Company did not grant any options under this plan. Under the 1998 Directors' Plan, the options expire five years from the date of grant, unless the Compensation Committee or the Board of Directors (in the absence of the Compensation Committee) terminates the options earlier. The options vest based on the non-employee director's continued service at the following rate: (1) 1,500 on December 31, 1998; (2) 3,500 on December 31, 1999; and (3) 3,500 on December 31, 2000. Notwithstanding the foregoing, in the event of a change in control (as defined in the 1998 Directors' Plan), each outstanding option vests immediately. Each option grant permits the holder to purchase shares at their fair market value on the date of grant.

         In the event of a change in control, as defined in the 1998 Non-Employee Directors' Stock Option Plan, the Compensation Committee (or the Board of Directors in the absence of such a committee) may:

                  o grant a cash bonus award to any optionee in an amount equal to the exercise price of all or any portion of the options then held by the optionee;

                  o pay cash to any or all optionees in exchange for the cancellation of their outstanding options in an amount equal to the difference between the exercise price and the greater of the tender offer price for the common stock underlying such options (in the event of a tender offer for the securities of the Company) or the fair market value of the stock on the date of cancellation; and

                  o make any other adjustments or amendments to the outstanding options.

Although a total of 68,000 shares of common stock were reserved for issuance over the three-year term of the 1998 Non-Employee Directors' Stock Option Plan, the Company has only issued options to purchase 34,000 shares under this plan and has not issued any options under this plan since 1998. The plan expired on December 31, 2000 and no further options will be issued under this plan. The following options were issued:


                                 NUMBER OF SHARES
                                  ISSUABLE UPON
     DIRECTOR                        EXERCISE
------------------              -------------------
Robert Grabowski                      8,500

D.D. Hock                             8,500

Lewis H. Silverberg                   8,500

Michael T. Victor*                        0

Mary Beth Vitale **                   8,500
                                     ------

    Total                            34,000
                                     ======

----------

*   Not standing for reelection at the Annual Meeting of Stockholders.

**  Resigned as of June 15, 2000.


         2001 STOCK OPTION PLAN. If stockholders adopt the 2001 Stock Option Plan by approving Proposal 2 below, each Non-Employee Director will be eligible to receive stock options under the 2001 Stock Option Plan.


                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

         Other than Douglas H. Hanson, whose biography appears above under the caption "Directors Standing for Election," the following individuals are executive officers or key employees of the Company.

         CHARLES EAZOR, 54, joined the Company through its November 2000 merger with Internet Communications Corporation and currently serves as Senior Vice President, Operations. Prior to the merger, Mr. Eazor served as Vice President/General Manager of Internet Communications Corporation from October 1998 to November 2000. From January 1992 through December 1997, Mr. Eazor was the head of the telecommunications division of General Analytics Corporation, a government systems integrator, where he was responsible for implementing the United Stated General Services Administration's national frame relay network and the Treasury's national local telecommunications initiative. In 1983, Mr. Eazor and his partners purchased the interconnect subsidiaries of Sprint and operated them as Southern Phone Corporation until acquired by AIM Telephones, Inc. in 1988, at which time Mr. Eazor served as Senior Vice President until 1992. From 1978 to 1983, Mr. Eazor served as Manager of Business Development for Sprint. Mr. Eazor currently serves as Vice President and as a member of the Board of Directors of NESCI, the association of distributors of NEC America telecommunications products in the United States and Canada. Mr. Eazor received his Master of Business Administration from the University of Baltimore. Mr. Eazor is the spouse of Paula M. Eazor, the Company's Sales Manager-Voice System Division.

         PAULA M. EAZOR, 41, joined the Company through its November 2000 merger with Internet Communications Corporation and currently serves as Sales Manager-Voice System Division. Ms. Eazor served as Senior Account Manager for the Central Office Division and Wide Area Network Divisions to Internet Communications from November 1998 to November 2000. From January 1998 to November 1998, Ms. Eazor was responsible for State and Federal Government Sales business development at Vision Communications. From January 1997 to January 1998, Ms. Eazor was Major Account Executive with GTE Customer Networks. From 1994 to 1996, Ms. Eazor served as Project Manager-VA Programs to United Communications and from 1992 to 1994 as Project Manager-Federal Government with General Analytics Corporation. Ms. Eazor is the spouse of Charles R. Eazor, the Company's Senior Vice President, Operations.


         RICHARD E. KISSER, 47, joined the Company in May 2001 and serves as Chief Financial Officer for the Company. Mr. Kisser served as Chief Financial Officer, Secretary, Treasurer, and Vice President Accounting and Finance, for Meteor Industries, Inc. (a petroleum marketing and distribution company) from June 1998 through April 2001. From 1981 through 1997, Mr. Kisser was employed by Total Petroleum, Inc. (an integrated petroleum company) and served in various accounting and financial management positions, including Director of Internal Audit. From 1978 through 1981, he worked in the audit division of Pricewaterhouse LLP (now PricewaterhouseCoopers LLP). Mr. Kisser has a diverse background in accounting, financial reporting, finance, risk management, and systems. Mr. Kisser graduated from Central Michigan University, where he received a Bachelor of Science degree in Accounting and Business Management in 1978.


         E. STEPHEN SHRIVER, 41, joined the Company through its November 2000 merger with Internet Communications Corporation and currently serves as Senior Account Manager-Voice Systems. Mr. Shriver served as Senior Account Manager of Internet Communications Corporation from the time of its September 1996 merger with Interwest Communications Inc. until November 2000. Mr. Shriver served as a Senior Account Executive for Interwest Communications, Inc. from March 1992 to 1996 and held sales positions at two different Denver-based interconnect companies, Omega Business Communications, Inc. and Another Telephone Company, Inc, from 1982 to 1992.

         W. JEFF SWENSON, 47, joined the Company in January 2001 and currently serves as Executive Vice President and Chief Operating Officer. Previously, Mr. Swenson served as Vice President, International and Strategic Accounts for Global Crossing from August 2000 to December 2000. In this capacity, Mr. Swenson was responsible for development and implementation of Global Crossings carrier sales strategy for all International and Strategic Accounts. Prior to this assignment, Mr. Swenson served Global Crossing as Vice President of Western Region Carrier Sales, responsible for revenue growth and receivables and expense management from December 1998 to August 2000. From April 1986 through November 1998, Mr. Swenson served as President of National Network Corporation. National Network Corporation was started by Mr. Swenson to serve as an underlying carrier for the long distance reseller market and continues to operate as such today. Prior to starting National Network Corporation, Mr. Swenson held the position of Director of Communications for Manville Corporation responsible for all voice and data communications worldwide. From March 1981 through December 1983, Mr. Swenson held several marketing and sales positions with Mountain Bell and AT&T.

                             EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth the compensation paid during the periods indicated to the Chief Executive Officer and President of the Company, to each of the four other most highly-compensated executive officers of the Company, and to two additional individuals who resigned in 2000, but whose salary and bonus still placed them among the Company's four most highly compensated officers for the fiscal year ended December 31, 2000.



                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                      ANNUAL COMPENSATION                  AWARDS
                                     ---------------------------------------------------------------
                                                                                         SECURITIES
NAME AND PRINCIPAL                                                       OTHER ANNUAL    UNDERLYING
    POSITIONS                        YEAR       SALARY        BONUS      COMPENSATION    OPTIONS(8)
-----------------------------        -----     --------      --------    ------------   ------------
Douglas H. Hanson(1)                 2000      $250,000      $     --      $  2,100       300,000
  Chairman, President,               1999      $180,654      $600,000      $  1,945            --
  and CEO                            1998      $120,000      $     --      $537,946            --

Paula M. Eazor(2)                    2000      $320,003      $ 10,527      $  6,164        12,000
  Sales Manager                      1999      $ 76,866      $ 10,642      $  1,492            --
  Voice Systems Division             1998      $  7,190      $  6,667      $     --            27

E. Stephen Shriver(3)                2000      $207,930      $ 11,602      $  5,457        12,000
  Senior Account Manager             1999      $173,220      $ 60,308      $  4,309            --
  Voice Systems                      1998      $133,710      $ 34,053      $  2,253           128

William H. Heuston(4)                2000      $137,270      $ 59,721      $  3,150        30,000
  Regional Vice President-           1999      $124,879      $ 10,000      $  3,137        30,000
  Rocky Mountain Region              1998      $116,037      $  2,500      $  2,787        15,000

Charles R. Eazor(5)                  2000      $123,159      $ 36,000      $  4,500        45,000
  Senior Vice President,             1999      $127,309      $     --      $  1,710           733
  Operations                         1998      $ 57,625      $ 15,000      $     --           632

Thomas A. Stein(6)                   2000      $153,405      $  3,852      $  1,979            --
  Vice President                     1999      $ 37,990      $ 10,217      $  1,364            --
  Network Systems Sales              1998      $ 38,259      $     --      $    784            --

Christopher J. Melcher(7)            2000      $145,385      $     --      $  3,750       100,000
  Executive Vice President,          1999      $114,667      $     --      $     --       105,400
  Strategic Development,             1998      $     --      $     --      $     --        54,000
  General Counsel

----------

(1) Mr. Hanson was granted options to purchase 300,000 shares of the Company's common stock in 2000 for services performed in 2000. Mr. Hanson's bonus of $600,000 was paid in full during fiscal year 1999 for services performed in 1999. In 1998, Mr. Hanson's "Other Annual Compensation" is comprised of $1,946 of 401(k) Plan matching funds and the $536,000 dollar value difference between the price paid by Mr. Hanson for securities of the Company and the fair market value of such securities on the date of purchase.

(2) Ms. Eazor was granted options to purchase 12,000 shares of the Company's common stock in 2000 for services performed in 2000 and options to purchase 27 shares of the Company's common stock in 1998 for services performed in 1998. Ms. Eazor is the spouse of Charles R. Eazor.

(3) Mr. Shriver was granted options to purchase 12,000 shares of the Company's common stock in 2000 for services performed in 2000 and options to purchase 128 shares of the Company's common stock in 1998 for services performed in 1998.

(4) Mr. Heuston was granted options to purchase 30,000 shares of the Company's common stock in 2000 for services performed in 2000, options to purchase 30,000 shares of the Company's common stock in 1999 for services performed in 1999, and options to purchase 15,000 shares of the Company's common stock in 1998 for services performed in 1998. Mr. Heuston resigned in the fourth quarter of 2000.

(5) Mr. Eazor was granted options to purchase 45,000 shares of the Company's common stock in 2000 for services performed in 2000, options to purchase 733 shares of the Company's common stock in 1999 for services performed in 1999, and options to purchase 632 shares of the Company's common stock in 1998 for services performed in 1998. Mr. Eazor is the spouse of Paula M. Eazor.

(6)      Mr. Stein resigned during the third quarter of 2000.

(7) Mr. Melcher was granted options to purchase 100,000 shares of the Company's common stock in 2000 for services performed in 2000, options to purchase 105,400 shares of the Company's common stock in 1999 for services performed in 1999, and options to purchase 54,000 shares of the Company's common stock in 1998 pursuant to his Employment Letter Agreement. Mr. Melcher resigned in the second quarter of 2001.

(8) Securities underlying options for Ms. Eazor, Mr. Shriver, Mr. Eazor, and Mr. Stein represent either: a) the number of equivalent shares of the Company's common stock that the individuals had the right to receive pursuant to the terms and conditions of the Amended and Restated Agreement and Plan of Merger, dated October 18, 2000, between Internet Communications Corporation and the Company; or b) a post-merger option grant made by the Company. The disclosure of securities underlying options granted for Ms. Eazor, Mr. Shriver, Mr. Eazor, and Mr. Stein excludes grants made to these individuals during 2000, 1999, and 1998 by Internet Communications Corporation which were extinguished in the November 2000 merger between Internet Communications Corporation and the Company.

         STOCK OPTION GRANTS IN FISCAL YEAR 2000. The following table sets forth information with respect to grants of stock options to each of the Named Executive Officers during the year ended December 31, 2000. All grants were made under the Company's 2000 Employees' Stock Option Plan.



                                          INDIVIDUAL GRANTS IN 2000
                            -------------------------------------------------------------------

                                          PERCENT OF
                             NUMBER OF      TOTAL
                            SECURITIES     OPTIONS                                                   POTENTIAL REALIZABLE VALUE AT
                            UNDERLYING    GRANTED TO                                                 ASSUMED ANNUAL RATE OF STOCK
                             OPTIONS      EMPLOYEES IN  EXERCISE       GRANT          EXPIRATION      PRICE APPRECIATION FOR THE
       NAME                 GRANTED(1)    FISCAL YEAR    PRICE         DATE            DATE(1)                OPTION TERM
                                                                                                      ----------------------------
                                                                                                          5%               10%
------------------------    --------      ------------ -----------    ---------        ---------      ----------       ------------
Douglas H. Hanson            300,000        14.98      $    2.4063       8/3/00           8/2/05      $181,309.78      $400,647.20

Paula M. Eazor                12,000         0.60      $      1.00     11/29/00         11/28/10      $  7,546.74      $ 19,124.90


E. Stephen Shriver            12,000         0.60      $      1.00     11/29/00         11/28/10      $  7,546.74      $ 19,124.90

William H. Heuston            30,000         1.50      $    2.1875       8/3/00           8/2/10      $ 41,271.21      $104,589.36

Charles R. Eazor              45,000         2.25      $      1.00     11/29/00         11/28/10      $ 28,300.28      $ 71,718.39

Thomas A. Stein                   --           --      $        --           --               --      $        --      $        --

Christopher J. Melcher       100,000         5.00      $    2.1875       8/3/00           8/2/10      $137,570.70      $348,631.20


----------------------------------------------------

(1) All option grants represent shares of common stock. With the exception of options granted to Mr. Hanson, all options have a ten-year term and become exercisable in three equal annual installments beginning one year after the date of grant. The options granted to Mr. Hanson have a five-year term and become exercisable in three equal annual installments beginning one year after the date of grant. The disclosure of options granted to Ms. Eazor, Mr. Shriver, Mr. Eazor, and Mr. Stein excludes grants made to these individuals during 2000, if any, by Internet Communications Corporation, all of which were extinguished in the November 2000 merger between Internet Communications Corporation and the Company.

         OPTION EXERCISES AND FISCAL YEAR-END VALUES. The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ended December 31, 2000, and the number of securities underlying unexercised options and the of all unexercised in-the-money options held at year-end.


                                                            NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                           SHARES                        OPTIONS AT DECEMBER 31, 2000     AT DECEMBER 31, 2000(2)
                          ACQUIRED         VALUE        -----------------------------  -----------------------------
      NAME               ON EXERCISE   REALIZED(1)      EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------  ------------  ---------------   ------------  ---------------  ------------   --------------
Douglas H. Hanson               --      $      --        166,385                --      $      --      $      --

Paula M. Eazor                  27      $   27.00             --            12,000      $      --      $      --

E. Stephen Shriver             128      $  128.00             --            12,000      $      --      $      --

William H. Heuston              --      $      --         16,666            55,000      $      --      $      --

Charles R. Eazor             1,365      $1,365.00             --            45,000      $      --      $      --

Thomas A. Stein                 --      $      --             --                --      $      --      $      --

Christopher J. Melcher          --      $      --         71,133           188,267      $      --      $      --


----------

(1) The value realized represents the excess, if any, of the closing price of the common stock on the Nasdaq National Market on the date of exercise over the option exercise price.

(2) Represents the excess, if any, of the closing price of the common stock on the Nasdaq National Market at year-end ($0.375) over the option exercise price.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the Compensation Committee are or have been an employee of the Company. In addition, none of the Company's executive officers have ever served as a member of the Board of Directors or Compensation Committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board or Compensation Committee.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors has prepared the following report on the Company's policies with respect to the compensation of executive officers for 2000. Decisions on compensation of the Company's executive officers generally are made by the Compensation Committee. The Compensation Committee also administers all of the Company's Stock Option Plans.

WHAT IS THE COMPANY'S PHILOSOPHY OF EXECUTIVE OFFICER COMPENSATION?

         The Company's executive compensation policies are designed to:

               o attract, motivate, and retain experienced and qualified executives;

               o     increase the overall performance of the Company;

               o     increase stockholder value; and

               o     enhance the performance of individual executives.

The Company seeks to pay competitive salaries and annual cash bonuses based upon individual performance combined with the Company's overall performance relative to corporate objectives, taking into account individual contributions and performance levels. The Compensation Committee believes that the level of base salaries plus bonuses should generally fall in the mid-range of executive compensation paid by comparable telecommunications and Internet service companies. In addition, it is the Company's policy to grant stock options to executives upon commencement of their employment with the Company and periodically thereafter as appropriate in order to strengthen the alliance of interest between such executives and the Company's stockholders.

         The following describes in more specific terms the elements of compensation that implement the Company's executive compensation policies, with specific reference to compensation reported for 2000:

         BASE SALARIES. Base salaries for executive officers are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries paid for similar positions at other companies which are deemed appropriate comparisons for compensation purposes. Base salaries for executive officers are to be reviewed annually by the Compensation Committee and the Board of Directors.

         Annual salary adjustments are recommended by the Chief Executive Officer after evaluating the previous year's performance and considering the new responsibilities of each executive officer. The members of the Compensation Committee (Messrs. Hock, Grabowski, and Victor) review the Chief Executive Officer's recommendations and also review the performance of the Chief Executive Officer. Individual performance evaluations take into account such factors as achievement of specific goals that are driven by the Company's strategic plan and attainment of specific individual objectives. The weight given to the various factors affecting an executive officer's base salary level is determined by the Compensation Committee on a case-by-case basis.

         ANNUAL CASH BONUSES. The Company's annual cash bonuses to its executive officers are based on both corporate and individual performance. Corporate performance is measured by reference to factors that reflect objective performance criteria over which management generally has the ability to exert some degree of control. These corporate performance factors consist of revenue and earnings targets established in the Company's strategic plan.

         STOCK OPTION GRANTS. Pursuant to the Company's 2000 Employees' Stock Option Plan, executive officers and other employees are eligible to receive compensation in the form of options to purchase shares of the Company's common stock.

         The Compensation Committee grants stock options to the Company's executive officers in order to align their interests with the interests of the stockholders. Stock options are considered by the Compensation Committee to be an effective long-term incentive because the executives' gains are linked to increases in the stock value, which in turn provide stockholder gains. The Compensation Committee generally grants options to new executive officers and other key employees upon commencement of their employment with the Company and periodically thereafter upon the attainment of certain performance goals established by the Compensation Committee. The options generally are granted at an exercise price equal to the market price of the common stock on the date of grant (or 110% of the market price in the case of an optionee beneficially owning more than 10% of the outstanding common stock). Options granted to executive officers generally vest over a period of three years following the date of grant. The option term is ten years (or five years in the case of an optionee beneficially owning more than 10% of the outstanding common stock). The greater the appreciation of the stock price in future periods, the greater the benefit to the holder of the options, thus providing an additional incentive to executive officers to create additional value for the Company's stockholders. Management of the Company believes that stock options have been helpful in attracting and retaining skilled executive personnel.

         In determining grants of options for executive officers, the Compensation Committee has reviewed competitive data of long-term incentive practices at other companies that are deemed appropriate comparisons for compensation purposes.


         OTHER COMPENSATION. The Company has adopted a contributory retirement plan (the "401(k) Plan") for all of its employees, including executive officers, with at least three months of service to the Company. The 401(k) Plan provides that each participant may contribute up to 15% of the participant's salary (not to exceed the annual statutory limit). In its discretion, the Company may match 50% of the first six percent contributed by a 401(k) Plan participant.


         CHIEF EXECUTIVE OFFICER COMPENSATION. The executive compensation policy described above is followed in setting Mr. Hanson's compensation. Mr. Hanson generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation consists of an annual base salary, an annual cash bonus, and long-term equity-linked compensation in the form of stock options. The Compensation Committee's general approach in establishing Mr. Hanson's compensation is to be competitive with peer companies.


         Mr. Hanson's compensation for the year ended December 31, 2000 consisted of a base salary of $250,000 and a grant of options to purchase 300,000 shares of Company common stock at $2.4063. Mr. Hanson's salary for 2000 was based on the Company's performance and the compensation of chief executive officers of comparable companies. In particular, the Compensation Committee used a number of criteria to assess Mr. Hanson's performance, including the following:

         o the dedication, knowledge, integrity, and experience that Mr. Hanson provides to the Company;

         o his ability to grow the Company, as evidenced by the fact that the Company, which was a small, regional Internet service provider with $5 million in assets when he arrived in December 1997, now has over $62 million of assets and offers a variety of web-related products with nationwide capability;



         o his ability to negotiate, as evidenced by the acquisition over 20 companies over a 30-month period;

         o his knowledge of the industry, as evidenced by his position as Chairman of CompTel, an organization that represents over 250 telecommunication companies, and his prior employment experience at what is now Qwest Communications; and

         o the number of hours he devotes to the Company, which frequently range from 80 to 100 hours per week.

The Compensation Committee also compared the total compensation provided to executives of other telecommunications companies that have infrastructure and offer connectivity, web hosting, web development, long distance voice service, dedicated access, and network management. The Committee believes that Mr. Hanson's salary is well supported by his and the Company's performance, and is below the average compensation package offered to most executives in the industry.

COMPENSATION DEDUCTIBILITY POLICY. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of the Company's five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All of the members of the Compensation Committee qualify as "outside directors" (Messrs. Hock, Grabowski, and Victor) and are responsible for setting the objective performance goals used as the basis for Mr. Hanson's performance-based compensation. The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Company's executive officers.

                                           Respectfully submitted,

                                           Compensation Committee
                                           D.D. Hock, Chairman
                                           Robert W. Grabowski
                                           Michael T. Victor

                             STOCK PERFORMANCE GRAPH

         The following indexed line graph indicates the Company's total return to stockholders from September 6, 1996, the date on which the Company's common stock began trading on Nasdaq, to December 29, 2000, as compared to the total return for the Nasdaq Stock Market--US Index, an index of 518 Internet companies (including Amazon.com, America Online, Earthlink, and Yahoo), and an index of 527 telecommunications companies (including AT&T, WorldCom, and Sprint). The telecommunications and Internet indices were compiled by Media General Financial Services, Inc. The Company's common stock traded on the Nasdaq SmallCap Market from September 6, 1996 through March 4, 1999 and has traded on the Nasdaq National Market since March 5, 1999. The calculations in the graph assume that $100 was invested on September 5, 1996, in each of the Company's common stock and each index and also assume dividend reinvestment.

     Comparison of 51 Month Cumulative Total Return Among (a) the Company,
     (b) The Nasdaq Stock Market (U.S.) Index, (c) an 518 Company Internet Index and (d) a 527 Company Telecommunications Index (EDGAR
             Representation of Data Points Used in Printed Graphic)



 Internet Commerce &         Telecommunications           NASDAQ Stock Market           Internet Index
 Communications, Inc.               Index                       (U.S.)
----------------------      ----------------------      ----------------------      ----------------------
  9/5/96        100.00        9/5/96        100.00        9/5/96        100.00        9/5/96        100.00
12/31/96         44.90      12/31/96        110.45      12/31/96        112.02      12/31/96        113.41
12/31/97         97.96      12/31/97        141.70      12/31/97        137.02      12/31/97        157.17
12/31/98        412.24      12/31/98        207.75      12/31/98        193.26      12/31/98        644.60
12/31/99        271.43      12/31/99        360.94      12/31/99        340.85      12/31/99       1698.06
12/29/00         12.24      12/29/00        211.32      12/29/00        214.24      12/29/00        418.28


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         None of the members of the Compensation Committee are or have been an employee of the Company. In addition, none of the Company's executive officers have ever served as a member of the Board of Directors or Compensation Committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board or Compensation Committee.


         To the extent that the Company's officers and directors receive stock options under the 2001 Stock Option Plan, they may have a conflict of interest in recommending approval of Proposal 2.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, officers, and greater than ten percent beneficial owners are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the Company's directors and executive officers complied during fiscal 2000 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception of Ms. Vitale, who resigned as President in January 2000 and as a director in June 2000, and Messrs. Hanson and Grabowski. Ms. Vitale and Messrs. Hanson and Grabowski were late in filing their stock ownership reports and thus, were not in compliance with the time deadlines established by Section 16(a) for reporting changes in beneficial ownership.


                                   PROPOSAL 2


                     ADOPTION OF THE 2001 STOCK OPTION PLAN

         The Board of Directors has approved and recommends that the stockholders adopt the 2001 Stock Option Plan. The Board of Directors further directed that the 2001 Stock Option Plan (the "2001 Plan"), be submitted to the stockholders for approval in order for awards under the plan to qualify under the exception to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), as "qualified performance-based compensation" if the requirements of the exception are otherwise satisfied. At the Annual Meeting, the stockholders of the Company will be asked to consider and vote to approve the 2001 Plan. Unless otherwise instructed on the proxy, a properly executed proxy will be voted in favor of the 2001 Plan.

         The purpose of the amendment to the 2001 Plan is to advance the interests of the Company by providing eligible individuals an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and will encourage such eligible individuals to remain in the employ of the Company. The Board of Directors believes that stock options are important to attract and to encourage continued employment and service of officers and other key employees by facilitating their purchase of a stock interest in the Company. Furthermore, approval of the 2001 Plan will afford the Company additional flexibility in making awards deemed necessary in the future by increasing the aggregate number of stock options available for issuance.


         Section 162(m) of the Code generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly-traded corporation to its chief executive officer and the four other most highly compensated officers. However, there is no limitation under the Code on the deductibility of "qualified performance-based compensation." To satisfy this definition, (1) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (2) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as "outside directors" for purposes of the exception; (3) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made; and (4) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

         In the case of compensation attributable to stock options, the performance goal requirement is deemed satisfied, and the certification requirement is inapplicable, if: (1) the grant or award is made by the compensation committee; (2) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted to an employee during a specified period; and (3) under the terms of the option, the amount of compensation is based solely on an increase in the value of the stock after the date of grant. Under the Code, a director is an "outside director" if he or she is not a current employee of the corporation; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the corporation; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a 5% ownership interest), remuneration from the corporation in any capacity other than as a director. The regulations provide that the material terms of a performance goal will be approved by stockholders for purposes of the foregoing rules if, in a separate vote, affirmative votes are cast by a majority of the voting shares.

DESCRIPTION OF THE 2001 PLAN

         The following is a summary of the material provisions of the 2001 Plan and is qualified in its entirety by reference to the complete text of the 2001 Plan, which is attached as Appendix A.

         All full-time employees of the Company, independent contractors, consultants, directors, and advisors are eligible to receive options under the 2001 Plan, which is administered by the Compensation Committee of the Board of Directors (with the exception of grants to Non-Employee Directors, which are administered by the entire Board of Directors). Options granted to full-time employees under the 2001 Plan are intended to qualify as incentive stock options under Section 422 of the Code, unless they exceed certain limitations or are specifically designated otherwise. Independent contractors, consultants, directors, and advisors of the Company may not be granted incentive stock options under the 2001 Plan. Under the 2001 Plan, 1,500,000 shares of common stock are reserved and authorized for issuance upon the exercise of options issued pursuant to the 2001 Plan.

         The option exercise price for incentive stock options granted under the 2001 Plan may not be less than 100% of the fair market value of the common stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding common stock). In the case of an option not intended to constitute an incentive stock option, the option price shall be not less than the par value of the stock covered by the option. The maximum option term is 10 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding common stock).

         The aggregate fair market value (as defined in the 2001 Plan) of any incentive stock option plus any incentive options granted under any other Company plan that are first exercisable by any participant during any calendar year may not exceed $100,000. The Compensation Committee may, in its discretion, impose a vesting schedule or vesting provision for any options granted under the 2001 Plan. Options generally become exercisable as follows: (i) one-third of the options become exercisable one year after the date of grant, or in certain cases, the commencement date of the holder's employment; (ii) an additional one-third of the options become exercisable two years after the date of grant, or in certain cases, the commencement date of the holder's employment; and (iii) the remaining one-third of the options become exercisable three years after the date of grant, or in certain cases, the commencement date of the holder's employment. Notwithstanding the foregoing, in the event of a change of control of the Company (as defined in the 2001 Plan), unless the applicable agreement with respect to any option provides otherwise, each outstanding option under the 2001 Plan vests immediately, regardless of any vesting schedule in the particular agreement.

         Payment for shares purchased under the 2001 Plan may be made either in cash or, if permitted by the particular option agreement, by exchanging shares of common stock of the Company with a fair market value equal to the total option exercise price plus cash for any difference (commonly known as a "cashless exercise"). Options may, if permitted by the particular option agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the optionee, provided that the broker tenders to the Company cash or cash equivalents equal to the option exercise price.

         The Board of Directors may terminate or suspend the 2001 Plan at any time. Unless previously terminated, the 2001 Plan will terminate automatically on July 26, 2011, ten years after the date of adoption of the 2001 Plan by the Board of Directors.


FEDERAL INCOME TAX CONSEQUENCES

         The grant of an option is not a taxable event for the optionee or the Company.

         INCENTIVE STOCK OPTIONS. An optionee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of shares of common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the optionee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). The Company will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

         For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company from the date the option is granted through a date within three months before the date of exercise of the option. In the case of an optionee who is disabled, the three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period requirement for shares of common stock received pursuant to the exercise of the option are waived.

         If all of the requirements for incentive option treatment are met except for the holding period requirement, the optionee will recognize ordinary income upon the disposition of shares of common stock received pursuant to the exercise of an incentive stock option in an amount equal to the excess of the fair market value of the shares of common stock at the time the option was exercised over the exercise price. The balance of the realized gain, if any, will be taxed at applicable capital gain tax rates. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Section 162(m) of the Code as summarized below.

         If an optionee exercises an incentive stock option by tendering shares of common stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an incentive stock option and had not satisfied the holding period requirement summarized above). If the exercise is treated as a tax-free exchange, the optionee would have no taxable income from the exchange and exercise (other than alternative minimum taxable income as noted above) and the tax basis of the shares of common stock exchanged would be treated as the substituted basis for the shares of common stock received. If the optionee used shares received pursuant to the exercise of an incentive stock option (or another statutory option) as to which the optionee had not satisfied the holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, and the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

         NON-QUALIFIED OPTIONS. Upon exercising an option that is not an incentive stock option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise. Upon a subsequent sale or exchange of shares of common stock acquired pursuant to the exercise of a non-qualified stock option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares of common stock plus the amount treated as ordinary income at the time the option was exercised).

         If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income. Under Section 162(m) of the Code, if the optionee is one of certain specified executive officers, then, unless certain exceptions apply, the Company is not entitled to deduct compensation with respect to the optionee, including compensation related to the exercise of stock options, to the extent such compensation in the aggregate exceeds $1,000,000 for the taxable year. The options are intended to comply with the exception to Section 162(m) for "qualified performance-based compensation."

         If the optionee surrenders shares of common stock in payment of part or all of the exercise price for non-qualified stock options, no gain or loss will be recognized with respect to the shares of common stock surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive stock option) and the optionee will be treated as receiving an equivalent number of shares of common stock pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares of common stock surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate fair market value of the shares of common stock received pursuant to the exercise of the option will be taxed as ordinary income. The optionee's basis in the additional shares of common stock will be equal to the amount included in the optionee's income.

EFFECT OF PROPOSAL 3 (REVERSE STOCK SPLIT) ON THIS PROPOSAL 2

         As discussed in Proposal 3 below, the Company's Board of Directors has also recommended that stockholders approve a proposed amendment to the Certificate of Incorporation that will give the Board of Directors the discretion to effect a reverse split of the Company's common stock at any time within one year of the date of the Annual Meeting. Under the terms of the reverse stock split, the Board of Directors would have the authority to issue one new share of common stock in exchange for not more than ten outstanding shares of common stock, with the exact ratio of the reverse stock split to be determined by the Board of Directors in its discretion.


         The Company's 2001 Plan provides for automatic equitable adjustments in the event of a reverse stock split to both the aggregate number of shares of common stock available for issuance under the plan and the terms of the stock options outstanding under the plan. Thus, if the stockholders approve the reverse stock split at the Annual Meeting and the Board of Directors subsequently implements the reverse stock split, the number of shares of common stock authorized for issuance under the 2001 Plan will be reduced proportionately with the reverse stock split ratio. In addition, the number of shares of common stock subject to each stock option outstanding under the 2001 Plan will be reduced proportionately and the per share exercise price under each such option will be increased proportionately with the reverse stock split ratio.


                                   ----------

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2

                                   ----------


                                   PROPOSAL 3

    APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
       EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK OF UP TO ONE-FOR-TEN, IN THE EVENT THAT THE BOARD OF DIRECTORS DETERMINES THAT A
      REVERSE STOCK SPLIT IS DESIRABLE AT ANY TIME WITHIN ONE YEAR FROM THE
         DATE OF THE ANNUAL MEETING, WITH THE EXACT SIZE OF THE REVERSE
             STOCK SPLIT TO BE DETERMINED BY THE BOARD OF DIRECTORS

BACKGROUND AND DESCRIPTION OF DELAWARE STATE LAW REQUIREMENTS

         In February 2001, the Company's Board of Directors approved by unanimous vote, and recommended that the stockholders approve, a proposed amendment to Article 4 of the Company's Certificate of Incorporation, as amended, that will give the Board of Directors the discretion to effect (or to abandon) a reverse split of the common stock (the "Reverse Stock Split") at any time within one year of the date of the Annual Meeting. Under Delaware law, the Reverse Stock Split cannot occur unless stockholders approve the proposed amendment to Article 4. Under the terms of the Reverse Stock Split, the Board of Directors would have the authority to issue one new share of common stock in exchange for not more than ten outstanding shares of common stock, with the exact ratio of the Reverse Stock Split to be determined by the Board of Directors in its discretion. If implemented, the amendment of the Company's Certificate of Incorporation would be effective on such date as a Certificate of Amendment reflecting the Reverse Stock Split is filed with the Delaware Secretary of State (the "Effective Date").

         Under the Reverse Stock Split, multiple shares of the Company's common stock will be combined into one share, depending on a determination by the Board of Directors that the Reverse Stock Split is in the best interests of the Company and its stockholders. The Reverse Stock Split will not alter the par value of the common stock or the number of shares authorized for issuance, but will simply reduce the number of shares of common stock issued and outstanding by a factor equal to the size of the Reverse Stock Split.

         The complete text of the Certificate of Amendment that would be filed in the office of the Delaware Secretary of State to effect the Reverse Stock Split is set forth in Appendix B to this Proxy Statement, provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Delaware Secretary of State and as the Company's Board of Directors deems necessary and advisable to effect the Reverse Stock Split in the range described above.

PURPOSE OF THE PROPOSED REVERSE STOCK SPLIT

         Nasdaq Listing Requirements. The common stock is currently listed on the Nasdaq National Market. In order for the common stock to continue to be listed on the Nasdaq National Market, the Company must satisfy various continued listing requirements established by Nasdaq. Among other things, the Nasdaq National Market required the Company to maintain at least $4 million of net tangible assets and the common stock must have a minimum closing bid price of at least $1.00 per share for at least one of 30 consecutive business days.

         In November 2000, the Company received a letter from Nasdaq stating that the Company had failed to comply with the $4 million net tangible asset test. The letter stated that if the Company were unable to demonstrate its ability to sustain long-term compliance with all applicable maintenance criteria, the common stock would be delisted from the Nasdaq National Market. In an attempt to demonstrate its ability to comply with the Nasdaq maintenance standards, the Company requested a hearing before a panel authorized by the Nasdaq Board of Directors. At the hearing, which was held on February 22, 2001 in Washington, DC, the Company informed the Nasdaq panel about the Reverse Stock Split and other steps the Company was taking to achieve compliance with Nasdaq's listing standards. As of the date of this proxy statement, the Nasdaq panel has still not rendered a verdict on the Company's listing status.

         Proposed New Nasdaq Listing Requirements. In April 2001, Nasdaq proposed certain changes to its listing requirements. Among other things, the proposed changes would eliminate the $4 million net tangible asset test and establish a new $10 million stockholders' equity test. This change in Nasdaq's listing requirements is effective immediately under a pilot program that was approved by the Securities and Exchange Commission ("SEC") on May 1, 2001. The pilot program is scheduled to expire on July 1, 2001, or at such earlier time that the SEC grants permanent approval of the changes. However, there is no assurance that the Securities and Exchange Commission will approve the proposed changes in Nasdaq's listing requirements. If the SEC does not approve the proposed new listing requirements, the $4 million net tangible asset test will continue in effect.

         The proposed changes to Nasdaq's listing requirements will have no effect on the $1.00 minimum bid price criteria. In order for the Company's common stock to be listed on the Nasdaq National Market, among other things, the Company's common stock must have a minimum closing bid price of at least $1.00 per share for at least one of 30 consecutive business days. Under Nasdaq's listing maintenance standards, if the closing bid price of the common stock is under $1.00 per share for 30 consecutive trading days and does not thereafter regain compliance for a minimum of 10 consecutive trading days during the 90 calendar days following notification by Nasdaq, Nasdaq may delist the common stock from the Nasdaq National Market. If Nasdaq were to delist the Company's common stock, the common stock would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. These alternatives are generally considered to be less efficient markets that are not as widely traded and will not attract as much attention from the investment community as the Nasdaq Stock Market.


         Current Status of the Company With Regard to Nasdaq Listing Requirements. As of March 31, 2001, the Company had net tangible assets of negative $15,357,372 and stockholders' equity of $23,262,255. As a result, the Company is not in compliance with the $4 million net tangible asset test, but is in compliance with the proposed $10 million stockholders' equity test. Realistically, the Company does not believe that its common stock will continue to be listed on the Nasdaq Stock Market unless the SEC approves the proposed new listing criteria.



         On June 18, 2001, the Company's common stock closed at $0.20 per share. Moreover, the market value of the Company's common stock has not closed above $1.00 per share since January 5, 2001. As a result, the Company is not currently in compliance with Nasdaq $1.00 minimum bid price test. Although the Company's common stock may still be delisted from the Nasdaq Stock Market due to the Company's failure to meet the $4 million net tangible asset test, the Board of Directors believes that stockholder approval of the Reverse Stock Split will improve the Company's chances of complying with the $1.00 minimum bid price criteria.


REASONS FOR DISCRETION IN DETERMINING THE SIZE OF THE REVERSE STOCK SPLIT

         The proposed Reverse Stock Split will give the Board of Directors discretion to issue one new share of common stock in exchange for not more than ten outstanding shares of common stock, with the exact ratio of the Reverse Stock Split to be determined by the Board of Directors. The reason that the Board of Directors needs discretion in determining the size of the Reverse Stock Split is to increase the probability, at least initially, that the Reverse Stock Split will achieve compliance with Nasdaq's $1.00 minimum bid price requirement. The Board of Directors believes that the proposed Reverse Stock Split will serve as valuable evidence of the Company's efforts to sustain compliance with Nasdaq's continued listing standards. At a minimum, the Company will have an additional tool to use in sustaining compliance with the Nasdaq minimum bid price requirement.

         If implemented, the Reverse Stock Split will reduce the number of shares of common stock issued and outstanding. The Board of Directors expects that this reduction will result initially in an increase in the bid price of the common stock to a level above the current bid price and to above $1.00 per share. However, there are numerous factors and contingencies that could affect the bid price of the common stock. There can be no assurance that an increase in the bid price will occur, or if it occurs, that the bid price will be over $1.00 per share for a sustained period.

EFFECT OF REVERSE STOCK SPLIT

         The effect of the Reverse Stock Split upon the market price for the common stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the common stock after the Reverse Stock Split, will rise in proportion to the reduction in the number of shares of the common stock outstanding resulting from the Reverse Stock Split. In addition, there can be no assurance that the market price per share of the common stock after the Reverse Stock Split will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or meet the other requirements of Nasdaq for continued listing on the Nasdaq SmallCap Market. The market price of the common stock may also be based on the Company's performance and other factors, some of which may be unrelated to the number of shares outstanding.

         If the Amendment is approved by the stockholders, the Board of Directors, in its discretion, will determine whether to effect the Reverse Stock Split, when to effect the Reverse Stock Split and the appropriate number of outstanding shares of common stock (the "Reverse Split Number") to be exchanged for a single new share of common stock in the Reverse Stock Split. The Reverse Split Number will be less than or equal to ten. The actual Reverse Split Number will be determined in a manner that takes into consideration the prevailing market conditions at the time, including:

    o    the market price of the Company's common stock;

    o    quarterly results during 2001;

    o    internal cash flow and earnings forecasts; and

    o    the economic outlook for the economy as a whole.

         Upon the Effective Date, each fixed number of shares of common stock issued and outstanding or held in treasury ("Old Common Stock") equal to the Reverse Split Number will be combined, reclassified, and changed into one fully paid and non-assessable share of common stock ("New Common Stock"). Each holder of record of a certificate representing shares of Old Common Stock will be entitled to receive, upon surrender of such certificate, a certificate representing the number of whole shares of New Common Stock to which the holder is entitled pursuant to the Reverse Stock Split. Any certificates for shares of Old Common Stock not so surrendered shall be deemed to represent one share of New Common Stock for each such fixed number of shares equal to the Reverse Split Number of Old Common Stock previously represented by such certificate. No fractional shares of common stock or scrip representing fractional shares will be issued as a result of the Reverse Stock Split. Although the number of each stockholder's shares of common stock will be reduced as a result of the Reverse Stock Split, such stockholder's voting rights and pro rata equity interest in the Company will not be reduced, except for possible immaterial changes due to the Company's purchase of fractional shares as described below. Similarly, the aggregate number of shares of common stock that the Company has authority to issue will remain at 100,000,000 and the number of shares of preferred stock that the Company has authority to issue will remain at 750,000. Only the number of unissued shares available for issuance will increase, with the amount of the increase directly proportional to the size of the Reverse Stock Split.


         The following table shows the effect of the Reverse Stock Split, as of June 20, 2001, assuming a Reverse Split Number of two, five and ten. This table is not exhaustive of all possible Reverse Stock Splits that fall within the Board approved range and is only intended for illustrative purposes. On June 20, 2001, there were 30,612,928 shares of common stock outstanding.


Reverse Stock Split        Common Stock Outstanding After        Authorized but Unissued Shares
       Number                    Reverse Stock Split               After Reverse Stock Split
-------------------       --------------------------------      ------------------------------
        Two                         15,306,464                             84,693,536

        Five                         6,122,586                             93,877,415

        Ten                          3,061,293                             96,938,707



         The Company's equity compensation plans and outstanding warrants and shares of convertible preferred stock provide for either automatic or permissive equitable adjustments on account of a stock split to both the aggregate number of shares of common stock available for issuance under the plan and the terms of the stock options outstanding under the plan. The Company's equity compensation plans are administered either by the Board of Directors or its Compensation Committee. The Board of Directors and the Compensation Committee intend to make these equitable adjustments to account for the Reverse Stock Split. As a result, the number of shares of common stock authorized for issuance under each plan will be divided by the Reverse Split Number. Furthermore, the number of shares of common stock subject to each stock option outstanding under the plans will be divided by the Reverse Split Number and the per share exercise price under each such option will be multiplied by the Reverse Split Number. In addition, the number of shares of common stock subject to each warrant and each share of convertible preferred stock outstanding will be divided by the Reverse Split Number and the per share exercise price under each warrant and each share of convertible preferred stock outstanding will be multiplied by the Reverse Split Number.


         Except for changes resulting from the receipt of cash in lieu of fractional shares as described below, the Reverse Stock Split will not change the equity interests of the stockholders in the Company and will not affect the relative rights of any stockholder or result in a dilution or diminution of any stockholder's proportionate interest in the Company. Management does not believe, nor does it intend, that the Reverse Stock Split will result in a significant number of stockholders being cashed out by virtue of holding less than one share after the Reverse Stock Split. As of the record date, management estimates that approximately 50 of the 13,665 beneficial holders of the Company's common stock would be cashed out if the Company implemented a 1 for 10 reverse stock split. If adopted, the amendment will not affect the par value of the common stock of $.001 per share, however, an amount equal to the difference between the aggregate par value of the Old Common Stock and the aggregate par value of the New Common Stock will be transferred for accounting purposes from the common stock account to the Company's additional paid-in capital account. Although the Board of Directors of the Company has the authority to use some or all of this increase in additional paid in capital to pay dividends or to repurchase outstanding common stock, the Company has no current plans to do so.

FRACTIONAL SHARES

         Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of Old Common Stock that is not evenly divisible by the Reverse Split Number will be entitled to, upon surrender of certificates representing such shares, a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of New Common Stock on the Effective Date as reported on The Nasdaq Stock Market. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights, except to receive payment therefor as described above.

PROCEDURE FOR IMPLEMENTING THE REVERSE STOCK SPLIT

         If the amendment is approved by the stockholders at the Annual Meeting, the Board of Directors, in its discretion, will have the authority to execute the Reverse Stock Split and determine the Reverse Split Number at any time within one year of the Annual Meeting. The Certificate of Amendment to the Company's Certificate of Incorporation will become effective upon the filing with the Delaware Secretary of State. If the Board of Directors determines a Reverse Split Number and executes the Reverse Stock Split, the Company will notify stockholders by a press release.

         Each stockholder of record as of the close of business on the Effective Date will be entitled to receive, upon surrender of a certificate of shares of Old Common Stock, a new stock certificate representing the number of whole shares of the Company's New Common Stock to which the holder shall be entitled pursuant to the Reverse Stock Split. For example, if the Reverse Split Number determined by the Board is five and a stockholder owned 500 shares of the Company's Old Common stock on the Effective Date, upon surrender of the certificate for 500 shares, the Company would mail to the stockholder a share certificate for 100 shares of the Company's New Common Stock. Any certificates for shares of Old Common Stock not so surrendered after the Effective Date shall be deemed to represent one share of New Common Stock for each such fixed number equal to the Reverse Split Number of Old Common Stock previously represented by such certificates. Holders of fractional share interests will be entitled to receive cash in lieu of fractional shares as described above.

         The Company expects that its transfer agent will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Shortly after the Effective Date, each holder of an outstanding certificate theretofore representing shares of Old Common Stock will receive from the Exchange Agent instructions for the surrender of such certificate to the Exchange Agent. No new certificates or cash in lieu of fractional shares will be issued to a stockholder until such stockholder has surrendered to the Exchange Agent such stockholder's outstanding certificates together with a properly completed and executed letter of transmittal. Stockholders should not destroy any stock certificate and should not submit any certificate until requested to do so by the Company or the Exchange Agent.

NO APPRAISAL RIGHTS

         Under Delaware law, stockholders of the Company are not entitled to appraisal rights with respect to the proposed Reverse Stock Split.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion generally describes certain federal income tax consequences of the proposed Reverse Stock Split to stockholders of the Company. The following does not address any foreign, state, local tax or alternative minimum income, or other federal tax consequences of the proposed Reverse Stock Split. The actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to such stockholder's acquisition and ownership of the common stock.

         Thus, the Company makes no representations concerning the tax consequences for any of its stockholders and recommends that each stockholder consult with such stockholder's own tax advisor concerning the tax consequences of the Reverse Stock Split, including federal, state and local, or other income tax.

         The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Reverse Stock Split. However, the Company believes that, because the Reverse Stock Split is not part of a plan to periodically increase a stockholder's proportionate interest in the assets or earnings and profits of the Company, the proposed Reverse Stock Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code") and will have the following income tax effects:

    o The Company will not recognize any gain or loss as a result of the Reverse Stock Split.

    o A stockholder will not recognize taxable gain or loss as a result of the Reverse Stock Split, except to the extent a stockholder receives cash in lieu of fractional shares. Cash payments in lieu of a fractional share of New Common Stock should be treated as if the fractional share were issued to the stockholder and then redeemed by the Company for cash. Generally, a stockholder receiving such payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. Such gain or loss generally will be capital gain or loss.

    o In the aggregate, the stockholder's basis in New Common Stock will equal his basis in the shares of Old Common Stock exchanged therefor (but not including the basis allocated to a fractional share for which the stockholder is entitled to receive cash), and such stockholder's holding period for New Common Stock will include the holding period for Old Common Stock exchanged therefor if the shares of Old Common Stock were capital assets in the hands of such stockholder.

                                   ----------
             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3
                                   ----------


                                   PROPOSAL 4

     APPROVAL OF THE ISSUANCE OF ALL SHARES OF COMMON STOCK THAT THE COMPANY WOULD BE REQUIRED TO ISSUE UPON EXERCISE OF THE COMPANY'S CLASS B WARRANTS


BACKGROUND OF THE DECEMBER 1999 PRIVATE PLACEMENT

         The Company's Class B warrants were issued as part of a December 1999 private placement with Advantage Fund II Ltd. ("Advantage") and Koch Investment Group ("Koch"), two institutional investors. In the 18 months preceding the December 1999 private placement, the Company acquired all of the outstanding common stock or substantially all of the assets of 22 companies. The task of integrating the newly acquired customers and assets into the Company's business placed a considerable strain on the Company's working capital. The Company believed that additional working capital was needed to assimilate the acquired companies and assets. However, the Company experienced a great deal of difficulty finding sources of capital. After an extensive search, the Company came to the conclusion that Advantage and Koch were the only viable sources of capital available to the Company.

         On December 7, 1999, the Company sold the following securities to Advantage and Koch in a private placement for aggregate consideration of $10 million:

         o 761,610 shares of the Company's common stock at $13.13 per share, a 60% premium above the closing bid price of the common stock on December 7, 1999;

         o Class A warrants to purchase 182,786 shares of the Company's common stock at an exercise price equal to $9.8476 per share, a price based on the market price of the common stock on December 7, 1999; and

         o Class B warrants to purchase a potentially unlimited number of shares of the Company's common stock at an exercise price of $0.01 per share.

Both the Class A and Class B warrants are subject to anti-dilution clauses in the event of a stock dividend, stock split, or similar transaction. The proceeds from the December 1999 private placement were used for general corporate purposes and for working capital.

         Summary of Class B Warrant Exercise Terms. The number of shares of common stock that may be issued upon exercise of the Class B warrants is subject to periodic adjustments that are made every 90th day (the "Adjustment Date") over a two and one-half year period that began on June 4, 2000 and ends on November 20, 2002 (the "Adjustment Period"). From now until November 20, 2002, adjustments will be based on the average of the lowest ten closing bid prices of the Company's common stock during the thirty consecutive trading days immediately before each Adjustment Date (the "Adjustment Price"). If the Adjustment Price increases at any time during the Adjustment Period, the number of shares issuable upon exercise of Class B warrants will decrease. If the Adjustment Price decreases at any time during the Adjustment Period, the number of shares issuable upon exercise of Class B warrants will increase. A detailed explanation of the exercise formulas and the number of shares issuable upon exercise of the Class B warrants is included below under the caption "Terms of the Class B Warrants."

         As a result, the number of shares issuable upon exercise of Class B warrants may fluctuate widely over the Adjustment Period. If the market price of the Company's common stock declines substantially, there is theoretically no limit on the number of shares of common stock that the Company may be required to issue upon exercise of Class B warrants. However, under the terms of both the Class A and Class B warrants, the holders, at any given time, may not beneficially own more than 4.9% of the Company's outstanding common stock (the "4.9% Beneficial Ownership Restriction"). A chart analyzing the potential dilutive effect of the Class B warrants has been included below under the caption "Potential Dilution and Other Effects of the Proposal."

         Rationale for Issuing the Class B Warrants. The periodic adjustments in the number of shares issuable pursuant to the Class B warrants were negotiated with the two institutional investors in the context of their total investment in the Company. The institutional investors purchased their initial 761,610 shares of common stock on December 7, 1999 at a 60% premium to the then current market price. In exchange for paying such a substantial premium and agreeing to delay the initial adjustment until June 2000, six months after the private placement, the institutional investors received Class B warrants entitling them to acquire additional shares based on the future market price of the common stock and the number of initial shares held by the selling stockholders on each adjustment date. These adjustment provisions were intended to give Koch and Advantage an opportunity to earn a satisfactory return on their total investment in the event the market price did not increase to levels above the premium price they paid on December 7, 1999. The periodic adjustments in the exercise terms of the Class B warrants do not ensure that the holders will receive additional shares with a specified resale value relative to their initial investment. However, the adjustments do allow the Class B warrant holders to reduce the risk of loss on their initial investment in the event that the Company's stock price declines. Furthermore, the adjustments give the institutional investors an opportunity to profit substantially if they are able to resell these additional shares at favorable market prices.

         As discussed in greater detail below, the Company is asking stockholders to approve the issuance of all shares of common stock that the Company may be required to issue upon exercise of the Company's Class B warrants.

NASDAQ STOCKHOLDER APPROVAL REQUIREMENT

         Under the marketplace rules of the Nasdaq Stock Market, listed companies are required to obtain stockholder approval for the sale or issuance of a number of shares of common stock, or securities convertible into or exchangeable for common stock (such as the Class B warrants), equal to or in excess of 20% of the number of shares of common stock outstanding prior to such issuance if such issuance is for a purchase price that is less than the greater of the book or market value of the common stock at the time of such issuance (the "Nasdaq 20% Limitation"). The Class B warrants require common stock to be issued at a price that is less than the book value or market value of the common stock on December 7, 1999. As a result, the Company is seeking stockholder approval of the issuance of all shares that the Company would be required to issue upon exercise of Class B warrants (including any shares that may be issued pursuant to anti-dilution provisions) under the Nasdaq 20% Limitation.

         On the date the Class B warrants were issued, the Company had 18,865,448 shares of common stock outstanding. Thus, the Company would be required to obtain stockholder approval if it issued more than 3,773,089 shares upon exercise of Class B warrants.

POSSIBLE REDEMPTION IF THE COMPANY FAILS TO OBTAIN STOCKHOLDER APPROVAL

         The exercise terms of the Class B warrants were structured so that an exercise would comply with the Nasdaq 20% Limitation regardless of whether stockholders approve or disapprove of this Proposal 4. Under the terms of the Class B warrants, the Company is not able to issue an amount of common stock in excess of the Nasdaq 20% Limitation unless this Proposal 4 is approved by the Company's stockholders. If the Company is unable to obtain stockholder approval of this Proposal 4 and the exercise of Class B warrants would require the issuance of a number of shares of common stock in excess of the Nasdaq 20% Limitation, the holders may ask the Company to redeem the portion of the Class B warrants that are in excess of the Nasdaq 20% Limitation at a premium instead of issuing common stock. The redemption price would be equal to 120% of the 5-day average market value of the underlying common stock immediately preceding the redemption request date or the redemption date, whichever is greater. To avoid redemption under certain circumstances, the Company is obligated under the terms of the Class B warrants to use its best efforts to obtain stockholder approval of the issuance of all common stock required to be issued upon exercise of the Class B warrants.

POTENTIAL DILUTION AND OTHER EFFECTS OF THE PROPOSAL


         The Company would be required to issue 17,412,334 shares of common stock based on the Adjustment Price on April 30, 2001, the most recent Adjustment Date. However, the potential dilution will continue to vary over the course of the Adjustment Period, as outlined above under the caption "Terms of the Class B Warrants." To assist you in understanding the potential dilution that may result from exercise of the Class B warrants from now until the expiration date, the chart below sets forth the maximum number of shares of common stock that the Company would be required to issue through December 2002. For purposes of computing the potential dilution, the closing bid price of the common stock is assumed to equal to 200%, 100%, and 50% of the closing price of the Company's common stock on June 18, 2001 ($0.20 per share) and stays at that level through the end of the Adjustment Period.





                                        MAXIMUM NUMBER OF SHARES
                                     ISSUABLE UPON EXERCISE OF CLASS B            PERCENTAGE OF
                                       WARRANTS AT $0.01 PER SHARE             OUTSTANDING SHARES AT
ASSUMED CLOSING BID PRICE                (THROUGH DECEMBER 2002)                 JUNE 18, 2001(1)
---------------------------------    ---------------------------------         ---------------------
$0.40 - 200% of closing price
on 6/18/2001                                    27,714,799                                47.5%

$0.20 - 100% of closing price
on 6/18/2001                                    55,429,597                                64.4%

$0.10 - 50% of closing price on
6/18/2001                                      110,859,194                                78.4%

----------

(1) Assumes that all shares to be issued upon exercise of Class B warrants are issued and outstanding. However, under the terms of both the Class A and Class B warrants, the holders, at any given time, may not beneficially own more than 4.9% of the Company's outstanding common stock.

         Because the number of shares issuable upon exercise of the Class B warrants is based in part on the closing bid price of the Company's common stock, the holders of the Class B warrants have, in effect, reduced the risk of loss from a decline in the stock price. If the closing bid price of the Company's common stock decreases, the Company will be required to issue a greater number of shares upon exercise of the Class B warrants. There is theoretically no limit on the number of shares of common stock that the Company may be required to issue upon exercise of the Class B warrants. Your percentage ownership of the Company's common stock could be diluted substantially.


         The Company's Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock. As of June 20, 2001, the Company has 30,612,928 shares of common stock outstanding. Therefore, the Company may need to amend its Certificate of Incorporation to increase the number of authorized shares in the event that the Company is required to issue more than 69,397,072 shares of common stock in the future.



         In addition to the potential dilution, the Company may find it more difficult to raise additional equity capital while the Class B warrants are outstanding. To the extent that the holders exercise their Class B warrants and then sell the underlying common stock, the market price of the Company's common stock may decrease. This could allow the institutional investors to convert their remaining Class B warrants into a greater amount of common stock, the sales of which would further decrease the price of the common stock. Although holders of the Class B warrants are restricted in their ability to engage in short sales and are subject to the 4.9% Beneficial Ownership Restriction, this downward pressure on the market price caused by the exercise of Class B warrants could encourage short sales by other investors. Short sales by other investors, in turn, could cause further declines in the market price of the Company's common stock.

TERMS OF THE CLASS B WARRANTS

         Expiration Date and Exercise Price. The Class B warrants expire on December 5, 2002 and have an exercise price of $0.01 per share.

         Redemption. Under certain circumstances, the institutional investors may ask the Company to redeem a portion of the Class B warrants at a premium, especially if the Company fails to obtain stockholder approval of this Proposal 4 under applicable Nasdaq rules. Although the Company is not required to redeem the Class B warrants, the failure to do so could cause the Company's common stock to be delisted from the Nasdaq Stock Market. The redemption provisions relating to the Class B warrants are discussed under the caption "Possible Redemption if the Company Fails to Obtain Stockholder Approval" above.

         EXERCISE TERMS. Over the 11 adjustment dates beginning on June 4, 2000 and occurring every 90th day thereafter through November 20, 2002, the number of shares issuable upon exercise of the Class B warrants will increase or decrease based on the following factors:

         o Shares of Common Stock Held by the Selling Stockholders. If the selling stockholders sell shares of common stock issued in the December 1999 private placement prior to the adjustment date, the number of shares issuable upon exercise of the Class B warrants will decrease.

         o Class B Warrant Shares. Due to the adjustment factor, which is discussed below, the number of shares of common stock issued and held or issuable upon exercise of the Class B warrants immediately prior to the adjustment date will also increase the amount of shares issuable as of the new adjustment date.

         o Adjustment Factor. The adjustment factor for the first adjustment date, June 4, 2000, equals 1.03, while the adjustment factor for all subsequent adjustment dates through November 20, 2002 declines to 1.015.

         o The Market Price of the Common Stock. The exercise formula is based on the average of the lowest closing bid prices of the Company's common stock during the 30-day trading period immediately preceding each adjustment date, provided that the average adjustment price cannot exceed $9.8476. On the initial adjustment date, June 4, 2000, the average adjustment price is based on the lowest closing bid prices on 20 of the preceding 30 trading days. On the second adjustment date, September 2, 2000, the average adjustment price is based on the lowest closing bid prices on 15 of the preceding 30 trading days. On every adjustment date thereafter through November 20, 2002, the average adjustment price is based on the lowest closing bid prices on ten of the preceding 30 trading days. If the average adjustment price declines from one adjustment date to the next and does not exceed $9.8476, the number of shares issuable upon exercise of the Class B warrants will increase. If the average adjustment price increases from one adjustment date to the next and does not exceed $9.8476, the number of shares issuable upon exercise of the Class B warrants will decrease. If the average adjustment price exceeds $9.8476, the adjustment price equals $9.8476. In effect, this cap on the average adjustment price allows the holders of the Class B warrants to profit from a rise in the market price of the common stock, if any, and to reduce the risk of loss on their initial investment resulting from a decline in the Company's stock price.

         As summarized above, two terms in the exercise formula change over the two and one-half year adjustment period, as highlighted in the table below. The exercise formula, and these two factors in particular, were the subject of lengthy negotiations between the Company and the selling stockholders and represent a compromise for both parties.



                                      Number of Low Closing Bid
   Adjustment Date                  Prices Out of 30 Trading Days          Adjustment Factor
------------------------------      -----------------------------          ----------------
Initial Adjustment -
    June 4, 2000                                  20 days                         1.03

Second Adjustment --
    September 2, 2000                             15 days                        1.015

Subsequent Adjustments -
    through November 20, 2002                     10 days                        1.015


         The first term, the number of trading days included in the computation of the average lowest closing bid price during the preceding 30 trading days, decreases from 20 days on the first adjustment date to 15 days on the second adjustment date, and again to 10 days on every adjustment date thereafter through November 20, 2002. This decrease in the number of trading days included in the exercise formula is advantageous to the selling stockholders and disadvantageous to the Company. Assuming that all other factors in the formula remain constant, a reduction in the number of trading days considered in computing the lowest closing bid price is likely to lead to a lower average price and an increase in dilution to other investors. This will be especially true if the stock price of the Company's common stock is relatively volatile over the 30 trading day measurement period. However, this provision also benefits the Company by creating an incentive for the selling stockholders to hold their shares for longer periods of time.

         Second, the adjustment factor declines from 1.03 on June 4, 2000 to
1.015 on each adjustment date thereafter. This adjustment factor is designed to give the selling stockholders a minimum potential return of approximately 6% per year if the stock price continues to decline on each adjustment date and the selling stockholders continue to hold their initial shares. Because the first adjustment date is 180 days after the date of the December 1999 private placement and subsequent adjustments are made every 90 days thereafter, the first adjustment factor is twice as large as subsequent adjustment factors.

         DETAILED EXPLANATION OF EXERCISE FORMULAS. The detailed formulas used to determine the number of shares to be issued upon exercise of the Class B warrants on each of the 90-day adjustment dates beginning on June 4, 2000 and ending on November 20, 2002 are set forth below.

         The Initial Adjustment. On the first adjustment date, June 4, 2000, the Class B warrants will become exercisable for a specified number of shares equal to:

              (1) the quotient obtained by dividing:

                  (a) the product of:

                      o number of shares of common stock originally issued in the December 1999 private placement that continue to be held by Class B warrant holders on June 4, 2000 (up to 761,610 shares),

                      o    $13.1301 (the initial purchase price), and

                      o    1.03 (the initial adjustment factor)

                  by

                  (b) the initial "adjustment price," which is defined as the lesser of:

                      o    $9.8476, or

                      o the average market price of the common stock, which is defined as the average of the closing bid prices for the 20 trading days out of the 30 immediately preceding trading days on which the lowest closing bid prices occurred less

              (2) the number of number of shares of common stock originally issued in the December 1999 private placement that continue to be held by the Class B warrant holders on June 4, 2000 (up to 761,610 shares).

         The Second Adjustment. On the second adjustment date, September 2, 2000, the specified number of shares reserved for which the Class B warrants are then exercisable will be adjusted by an amount equal to:

              (1)  the quotient obtained by dividing:

                  (a) the product of:

                      o the number of shares of common stock originally issued in the December 1999 private placement that continue to be held by Class B warrant holders on the second day adjustment date (September 2, 2000), plus shares issued and held by Class B warrant holders or issuable immediately prior to such adjustment date upon exercise of Class B warrants and then held by Class B warrant holders,

                      o the initial adjustment price on the immediately preceding adjustment date (June 4, 2000), and

                      o    1.015 (the adjustment factor)

                  by

                  (b) the "adjustment price," which is defined as the lesser of:

                      o    $9.8476, or

                      o the average market price of the common stock, which is defined as the average of the closing bid prices for the 15 trading days out of the 30 immediately preceding trading days on which the lowest closing bid prices occurred less

              (2) the number of shares of common stock originally issued in the
                  December 1999 private placement that continue to be held by Class B warrant holders on the second adjustment date (September 2, 2000), plus shares issued and held by Class B warrant holders or issuable immediately prior to such adjustment date upon exercise of Class B warrants and then held by Class B warrant holders.

              If the amount of the adjustment is positive, then the number of shares issuable upon exercise of Class B warrants on the first adjustment date will be increased by the amount of the adjustment. If the amount is negative, then the number of shares issuable upon exercise of Class B warrants on the first adjustment date will be decreased by the amount of the adjustment (but not less than zero).

         Subsequent Adjustments. The Company will be required to make similar adjustments (increases or decreases) to the number of shares issuable upon exercise of Class B warrants every 90 days after the second adjustment date (September 2, 2000) until November 20, 2002. The amount of each adjustment will equal:

              (1) the quotient obtained by dividing:

                  (a) the product of:

                      o number of shares of common stock originally issued in the December 1999 private placement that continue to be held by Class B warrant holders on the day of adjustment, plus shares issued and held by Class B warrant holders or issuable immediately prior to such adjustment date upon exercise of Class B warrants and then held by Class B warrant holders,

                      o the adjustment price on the immediately preceding adjustment date, and

                      o    1.015 (the adjustment factor)

                  by

                  (b) the current adjustment price, which is defined as the
                      lesser of :

                      o    $9.8476, or

                      o the average market price of the common stock, which is defined as the average of the closing bid prices for the 10 trading days out of the 30 immediately preceding trading days on which the lowest closing bid prices occurred less

              (2) the number of shares of common stock originally issued in the
                  December 1999 private placement that continue to be held by Class B warrant holders on the day of adjustment, plus shares issued and held by Class B warrant holders or issuable immediately prior to such adjustment date upon exercise of Class B warrants and then held by Class B warrant holders.

              If the amount of the adjustment is positive, then the number of shares issuable upon exercise of Class B warrants on the first adjustment date will be increased by the amount of the adjustment. If the amount is negative, then the number of shares issuable upon exercise of Class B warrants on the first adjustment date will be decreased by the amount of the adjustment (but not less than zero).

         Notwithstanding the above, if the "average market price" of the Company's common stock exceeds $20.00 per share on any adjustment date, the "adjustment price" used in the formulas shall be increased by 50% of the excess of the "average market price" over $20.00.

         On the second and each subsequent adjustment date, the number of shares for which the Class B warrants are then exercisable is further reduced by the number of shares for which the Class B warrant is exercised during the preceding 90-day period.

         Other Available Information. Documents governing the issuance of the Class B warrants were filed as exhibits to the Company's Registration Statement on Form S-3, which was initially filed with the Securities and Exchange Commission on January 21, 2000 and subsequently amended and filed with the Securities and Exchange Commission on April 28, 2001. Copies of these documents may be obtained free of charge by contacting Douglas H. Hanson, Chief Executive Officer and Chairman of the Board, Internet Commerce & Communications, Inc., 999 Eighteenth Street, Suite 2201, Denver, Colorado 80202, or through the Securities and Exchange Commission EDGAR database located at http:/www.sec.gov on the worldwide web.

REASONS FOR THE PROPOSAL AND THE BOARD'S RECOMMENDATION

         The Board of Directors seeks stockholder approval of the Company's issuance of common stock upon exercise of the Class B warrants. Under the terms of the Class B warrants, the Company is not permitted to issue an amount of common stock that exceeds the Nasdaq 20% Limitation unless stockholders approve this Proposal 4. If the Company is unable to obtain stockholder approval of this Proposal 4 and exercise of the Class B warrants would require issuance of common stock in excess of the Nasdaq 20% Limitation, the Company may choose to redeem the portion of the Class B warrants that cannot be exercised at a premium instead of issuing common stock. Assuming a five-day average closing bid price of $0.28 per share and a redemption price of $0.336 per share (a 20% premium over the $0.28 five-day average), the total cost of redeeming the Class B warrants that would require issuance of common stock in excess of the Nasdaq 20% Limitation (the "Excess Class B Warrants") would be approximately $12 million or approximately $0.40 per share of common stock outstanding as of the date of this proxy statement. As a result, the redemption cost exceeds the market value of the Company's common stock as of the date of this proxy statement.

         The Company does not presently have sufficient working capital available to redeem the Class B warrants. Moreover, the Company has been unsuccessful in its attempt to raise the additional capital necessary to redeem the Excess Class B Warrants. As of the date of this proxy statement, the Company could not redeem the Excess Class B Warrants without having to declare bankruptcy.

         The Board of Directors believes that the potential adverse consequences of a failure to obtain stockholder approval of this proposal far outweigh the possible dilutive effect of approval of the proposal. Specifically, stockholder approval of this Proposal 4 will allow the Company to:

    o preserve the Company's working capital by avoiding redemption of the Excess Class B Warrants; and

    o maintain compliance with Nasdaq's 20% Limitation, thereby increasing the likelihood that the Company's common stock will continue to be listed on the Nasdaq Stock Market.

For these reasons, the Board of Directors has determined that approving the issuance of all shares of common stock issuable upon exercise of the Class B warrants is advisable and in the best interests of the Company.

EFFECT OF PROPOSAL 3 (REVERSE STOCK SPLIT) ON THIS PROPOSAL 4

         As discussed in Proposal 3 above, the Company's Board of Directors has also recommended that stockholders approve a proposed amendment to the Certificate of Incorporation that will give the Board of Directors the discretion to effect a reverse split of the Company's common stock at any time within one year of the date of the Annual Meeting. Under the terms of the reverse stock split, the Board of Directors would have the authority to issue one new share of common stock in exchange for not more than ten outstanding shares of common stock, with the exact ratio of the reverse stock split to be determined by the Board of Directors in its discretion.

         The Class B warrants provide for automatic equitable adjustments in the event of a reverse stock split to both the aggregate number of shares of common stock available for issuance under the warrants. Thus, if the stockholders approve the reverse stock split at the Annual Meeting and the Board of Directors subsequently implements the reverse stock split, the number of shares of common stock authorized for issuance under the Class B warrants will be reduced proportionately with the reverse stock split ratio. Furthermore, the number of shares of common stock subject to the Class B warrants will be reduced proportionately and the per share exercise price of the Class B warrants will be increased proportionately with the reverse stock split ratio.

                                   ----------

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4

                                   ----------


                                   PROPOSAL 5

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the fiscal year ending December 31, 2001, subject to ratification by stockholders at the Annual Meeting. Representatives of Ernst & Young will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and be available to respond to appropriate questions. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of ratifying the appointment of Ernst & Young to audit the books and accounts of the Company for the fiscal year ending December 31, 2001.

FEES BILLED TO THE COMPANY BY ERNST & YOUNG LLP DURING FISCAL 2000

         AUDIT FEES: Fees for the audit of the Company's December 31, 2000 financial statements were $226,000 and all other fees were $313,524, including audit related services of $81,213 and non-audit services of $232,311. Audit related services generally include fees for pension audits, accounting consultations and SEC registration statements. Non-audit fees were almost entirely attributable to tax consulting and preparation services.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: The Company did not engage Ernst & Young LLP to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

         Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent public accountants is not required by the Company's by-laws or other applicable legal requirement. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection of Ernst & Young LLP is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

                                   ----------

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 5

                                   ----------


                         OTHER BUSINESS TO BE TRANSACTED

         As of the date of this Proxy Statement, the Board of Directors knows of no other business that may come before the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.


     STOCKHOLDER PROPOSALS FOR THE YEAR 2002 ANNUAL MEETING OF STOCKHOLDERS

         Any proposal or proposals intended to be presented by any stockholder at the 2002 Annual Meeting of Stockholders must be received by the Company by December 1, 2001 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.


                                  ANNUAL REPORT

         The Company's 2000 Annual Report on Form 10-K (which is not part of the Company's proxy solicitation material) is being mailed to the Company's stockholders with this proxy statement.

                              By Order of the Board of Directors
                              /s/ DOUGLAS H. HANSON
                              Douglas H. Hanson
                              Chairman, Chief Executive Officer and President

Denver, Colorado
June ___, 2001

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2000 ACCOMPANIES THIS PROXY STATEMENT. STOCKHOLDERS MAY OBTAIN, UPON PAYMENT OF A REASONABLE FEE, COPIES OF THE EXHIBITS TO THE FORM 10-K, BY WRITING TO INTERNET COMMERCE & COMMUNICATIONS, INC., ATTENTION: DOUGLAS
H. HANSON, 999 EIGHTEENTH STREET, SUITE 2201, DENVER, COLORADO 80202.

                                                                      APPENDIX A

                    Internet Commerce & Communications, Inc.

                             2001 Stock Option Plan

                                    Section 1
                                  Introduction

1.1 Establishment. Internet Commerce & Communications, Inc., a Delaware corporation, hereby establishes the Internet Commerce & Communications, Inc. 2001 Stock Option Plan (the "Plan"), for certain employees, independent contractors, consultants, directors, and advisors of Internet Commerce & Communications, Inc. (together with its Affiliated Corporations as defined in Section 2.1(a) below, the "Company").

1.2 Purposes. The purposes of the Plan are to provide Eligible Persons (as defined in Section 2.1(f) below) selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value, so that the income of the Eligible Persons is more closely aligned with the income of the Company's stockholders. The Plan also is designed to attract employees, independent contractors, consultants, directors, and advisors and to retain and motivate Eligible Persons by providing an opportunity for investment in the Company.


                                    Section 2
                                   Definitions

2.1 Definitions. The following terms shall have the meanings set forth below:


         (a) "AFFILIATED CORPORATION" means any corporation or other entity (including, but not limited to, a partnership or limited liability company) which is affiliated with Internet Commerce & Communications, Inc. through stock ownership or otherwise and is treated as a common employer under the provisions of Code Sections 414(b) and (c).


         (b) "BOARD" means the Board of Directors of the Company.

         (c) "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time.

         (d) "DISABILITY" means a physical or mental condition which, in the judgment of the Company, based on medical reports or other evidence satisfactory to the Company, permanently prevents an employee from satisfactorily performing his or her usual duties for the Company or the duties of such other position or job which the Company makes available to him or her and for which such employee is qualified by reason of his or her training, education or experience.


         (e) "EFFECTIVE DATE" means the effective date of the Plan, which will be July 26, 2001 subject to the approval of the Plan by the Company's stockholders.



         (f) "ELIGIBLE PERSONS" means full-time employees of the Company or any Affiliated Corporation or any division thereof, whose judgment, initiative and efforts are, or will be, important to the successful conduct of its business. An employee will be considered a "full-time" employee if such employee is employed by the Company on a minimum basis of thirty hours of service a week. Eligible Persons also include independent contractors, consultants, directors, and advisors of the Company or any Affiliated Corporation or any division thereof; provided that such independent contractors, consultants, directors, and advisors may not be granted Incentive Stock Options under this Plan.


         (g) "FAIR MARKET VALUE" means the officially quoted closing price of the Stock on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System on a particular date, or if no such prices are reported on NASDAQ, then Fair Market Value shall mean the average of the high and low sale prices for the Stock (or if no sales prices are reported, the average of the high and low bid prices) as reported by the principal regional stock exchange, or if not so reported, as reported by a quotation system of general circulation to brokers and dealers. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions. If the Stock is not publicly traded, the Fair Market Value of the Stock on any date shall be determined in good faith by the Administrative Committee after such consultation with outside legal, accounting and other experts as the Administrative Committee may deem advisable.


         (h) "ADMINISTRATIVE COMMITTEE" means a committee or committees, each consisting of a member or members of the Board and/or such other person or persons as may be appointed from time to time by the Board, or the entire Board if no such Committee has been appointed. With respect to the administration of a grant or grants under the Plan to Eligible Persons subject to Rule 16b-3, such Administrative Committee shall be constituted so as to comply with Rule 16b-3 and shall consist of (1) at least two Non-Employee Directors or (ii) the entire Board ("16b-3 Committee"); PROVIDED THAT, with respect to the administration of a grant or grants under the Plan to Non-Employee Directors, the Administrative Committee shall consist of the entire Board. PROVIDED THAT if a 16b-3 Committee is not required for such grant or grants to meet the exemption requirements under Rule 16b-3, then this sentence shall not be applicable.


         (i) "INCENTIVE STOCK OPTION" means any Option designated as such and granted in accordance with the requirements of Code Section 422.

         (j) "1934 ACT" means the Securities Exchange Act of 1934, as amended.


         (k) "Non-Employee Director" shall have the same meaning prescribed by paragraph 16.3 of Rule 16b-3.


         (l) "NON-STATUTORY OPTION" means any Option other than an Incentive Stock Option.

         (m) "OPTION" means a right to purchase Stock at a stated price for a specified period of time.

         (n) "OPTION PRICE" means the price at which Shares of Stock subject, to an Option may be purchased, determined in accordance with Section 5.2(b).

         (o) "OPTION HOLDER" means an Eligible Person of the Company designated by the Administrative Committee from time to time during the term of the Plan to receive one or more Options under the Plan.

         (p) "OPTIONED SHARES" means the Shares subject to an Option.

         (q) "PLAN YEAR" means each 12-month period beginning January 1 and ending the following December 31, except that for the first year of the Plan, the Plan Year shall begin on the Effective Date and extend to the first December 31 following the Effective Date.

         (r) "RULE 16b-3" means Rule 16b-3 promulgated under the 1934 Act or any successor rule.

         (s) "SHARE" or "SHARES" means a share or shares of Stock.

         (t) "STOCK" means the common stock of the Company.

2.2 Gender and Number. Except where otherwise indicated by the content, the masculine gender also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.

                                    Section 3
                               Plan Administration

3.1 Administrative Committee; Powers. The Plan shall be administered by the Administrative Committee. In accordance with the provisions of the Plan, the Administrative Committee shall have full power and authority, in its sole discretion, to administer the Plan, including authority to interpret and construe any provision of the Plan and any Option granted hereunder, to select the Eligible Persons to whom Options will be granted, the amount of each Option, and any other terms and conditions of each Option as the Administrative Committee may deem necessary or desirable and consistent with the terms of the Plan. The Administrative Committee shall have full power and authority to determine the form or forms of the agreements with Option Holders, which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Option Holders with respect to Options granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Administrative Committee in granting an Option may provide for the granting or issuance of additional, replacement or alternative Options upon the occurrence of specified events, including the exercise of the original Option.

3.2 Actions of Administrative Committee. The Administrative Committee may from time to time adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order to conform to any regulation or to any change in law or regulation applicable thereto, or as it may otherwise deem proper and in the best interests of the Company. The Administrative Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Administrative Committee shall be liable for any action, interpretation or determination made in good faith (including determinations of Fair Market Value), and all members of the Administrative Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any action, interpretation or determination. All actions taken and all interpretations and determinations made by the Administrative Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and on Option Holders, the Company and all other persons. Any determination reduced in writing and signed by all of the members shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

                                   Section 4
                          Stock Reserved for the Plan


4.1 Number of Shares. Subject to the provisions of Section 4.3 below, 1,500,000 Shares are authorized for issuance under the Plan, in accordance with the provisions of the Plan. Shares that may be issued upon the exercise of Options shall be applied to reduce the maximum number of Shares remaining available under the Plan. The 1,500,000 Shares reserved for issuance under the Plan may be either authorized and unissued or held in the treasury of the Company.


4.2 Unused and Forfeited Stock. Any Shares that are subject to an Option under this Plan which are not used because the terms and conditions of the Option are not met, including any Shares that are subject to an Option which expires or is terminated for any reason, any Shares which are used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 5 or Section 11 automatically shall become available for use under the Plan.

4.3 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares of Stock, or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, except in connection with an initial public offering, then in relation to the Stock that is affected by one or more of the above events, such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Administrative Committee shall, in its sole discretion and in such manner as the Administrative Committee may deem equitable and appropriate, make such adjustments to any or all of (i) the number and kind of Shares which thereafter may be made subject to the benefits contemplated by the Plan, (ii) the number and kind of Shares subject to outstanding Options, and (iii) the purchase or exercise price with respect to any of the foregoing; provided, however, that the number of Shares subject to any Option shall always be a whole number. The Administrative Committee may, if deemed appropriate, provide for a cash payment to any Option Holder of an Option in connection with any adjustment made pursuant to this Section.

4.4 General Adjustment Rules. If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Option, the Company shall, in lieu of issuing such fractional Share, pay to the Option Holder a cash sum in any amount equal to the product of such fraction multiplied by the Fair Market Value of a Share on the date the fractional Share otherwise would have been issued.

                                    Section 5
                                  Stock Options

5.1 Grant of Options. An Eligible Person may be granted one or more Options. The Administrative Committee, in its sole discretion, shall designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Option. The Administrative Committee may grant both an Incentive Stock Option, and a Non-Statutory Option to the same Eligible Person at the same time or at different times Incentive Stock Options and Non-Statutory Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.

5.2 Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement which shall be entered into by the Company and the Option Holder, and which shall contain the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Administrative Committee may consider appropriate in each case. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern. Any such agreement may be supplemented or amended from time to time as approved by the Administrative Committee as contemplated herein.

         (a) Number of Shares. Each stock option agreement shall state that it covers a specified number of Shares, as determined by the Administrative Committee. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan and all other plans of the Company and its parent and subsidiary companies, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the time an Option is granted.

         (b) Price. The price at which each Optioned Share may be purchased shall be determined by the Administrative Committee and set forth in the stock option agreement. In no event shall the Option Price for each Share covered by an Incentive Stock Option be less than the Fair Market Value of the Stock on the date the Option is granted; provided, however, that the Option Price for each Share covered by an Incentive Stock Option granted to an Eligible Person who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company must be at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option on the date the Option is granted. The Option Price for each Share covered by a Non-Statutory Option may be granted at any price equal to or less than Fair Market Value, in the sole discretion of the Administrative Committee.

         (c) Vesting. The Administrative Committee in its discretion may impose a vesting schedule or vesting provision with respect to any Options granted hereunder which shall be specified in the stock option agreement evidencing such Option.

         (d) Duration of Options. Each stock option agreement shall state the period of time, determined by the Administrative Committee, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must expire, in all cases, not more than ten years from the date an Option is granted; provided, however, that the Option Period of an Incentive Stock Option granted to an Eligible Person who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company must expire not more than five years from the date such Option is granted. Notwithstanding any other provision of the Plan, any Option Holder who is subject to Section 16 of the 1934 Act may not exercise any portion of an Option during the first six months following the grant of such Option, except that this limitation shall not apply (i) if such Option was granted by a 16b-3 Committee as defined in Section 2.1(b) above or (ii) in the event of the Option Holder's death or Disability during such six-month period.

         (e) Termination of Employment, Death, Disability, Etc. Except as otherwise determined by the Administrative Committee, each stock option agreement shall provide as follows with respect to the exercise of the Option upon termination of the employment or the death of the Option Holder.


                  (i) If the employment of the Option Holder is terminated (or, in the case of an independent contractor, consultant, director or advisor, if the services of the Option Holder are terminated) within the Option Period for cause, as determined by the Company, the Option thereafter shall be void for all purposes. As used in this section, "cause" shall mean an act of fraud or dishonesty, moral turpitude or a gross violation, as determined by the Company, of the Company's established policies and procedures. The effect of this section shall be limited to determining the consequences of a termination, and nothing in this section shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee, independent contractor, consultant, director or advisor.



                  (ii) If the Option Holder dies, or if the Option Holder becomes Disabled during the Option Period while still employed (or, in the case of an independent contractor, consultant, director or advisor, while the Option Holder is performing services), or within the three-month period referred to in
(iii) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within twelve months following the Option Holder's death or Disability, but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Option Holder's death or Disability.



                  (iii) If the employment of the Option Holder by the Company is terminated (which for this purpose means that the Option Holder is no longer employed by the Company or by an Affiliated Corporation and which, in the case of an independent contractor, consultant, director or advisor, means that the Option Holder is no longer performing services for the Company or an Affiliated Corporation) within the Option Period for any reason other than cause, Disability, or the Option Holder's death, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of termination of employment or termination of services.


         (f) Transferability. Each stock option agreement shall provide that the Option granted therein is not transferable by the Option Holder except by will or pursuant to the laws of descent and distribution, and that such Option is exercisable during the Option Holder's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative.

         (g) Exercise, Payments, Etc.

                  (i) Each stock option agreement shall provide that the method for exercising the Option granted therein shall be by delivery to the Company of written notice specifying the particular Option (or portion thereof) which is being exercised, the number of Shares with respect to which such Option is exercised and including payment of the Option Price. Such notice shall be in a form satisfactory to the Administrative Committee. An Option for the purchase of Shares granted hereunder may be exercised either in whole at any time, or from time to time in part in lots of no less than 100 Shares or, in the event any balance as to which the Option remains unexercised shall be less than 100 Shares, in a lot equal to such balance. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and payment to the Company of the Option Price. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Option Holder.

                  (ii) The method or methods of payment of the Option Price for the Shares to be purchased upon exercise of an Option shall be determined by the Administrative Committee and may consist of any of the following methods or any combination of the following methods:

                           (A) in cash;

                           (B) by cashier's check payable to the order of the
Company;

                           (C) authorization from the Company to retain from the
total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised;

                           (D) delivery of a properly executed exercise notice
together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price;

                           (E) by delivery to the Company of certificates
representing the number of Shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided, however, that Shares used for this purpose must have been held by the Option Holder for such minimum period of time as may be established from time to time by the Administrative Committee. The Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date and the exercise date shall be the day of the delivery of the Certificates for the Stock used as payment of the Option Price.

                  (h) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Administrative Committee.

5.3 Stockholder Privileges. Prior to the exercise of the Option and the transfer of Shares to the Option Holder, an Option Holder shall have no rights as a stockholder with respect to any Shares subject to any Option granted to such person under this Plan, and until the Option Holder becomes the holder of record of such Stock, no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in
Section 4.

                                    Section 6
                                Change in Control

6.1 Change in Control. In the event of a change in control of the Company, as defined in Section 6.2, notwithstanding any contrary vesting schedules unless the applicable stock option agreement provides otherwise, each outstanding Option shall become exercisable in full in respect of the aggregate number of Shares covered thereby, upon the occurrence of the events described in clause
(a) and (b) of Section 6.2 or immediately prior to the consummation of the events described in clause (c) of Section 6.2, and the Administrative Committee, in its sole discretion, without obtaining stockholder approval, to the extent permitted in Section 10, may take any or all of the following actions: (a) grant a cash bonus award to any Option Holder in an amount necessary to pay the Option Price of all or any portion of the Options then held by such Option Holder; (b) pay cash to any or all Option Holders in exchange for the cancellation of their outstanding Options in an amount equal to the difference between the Option Price of such Options and the greater of the tender offer price for the underlying Stock or the Fair Market Value of the Stock on the date of the cancellation of the Options, and (c) make any other adjustments or amendments to the outstanding Options. Notwithstanding the foregoing, unless otherwise provided in the applicable stock option agreement, the Administrative Committee may, in its discretion, determine that any or all outstanding Options granted pursuant to the Plan will not vest or become exercisable or, an accelerated basis in connection with an event described in clause (c) of Section 6.2 and/or will not terminate if not exercised prior to consummation of such event, if the Board of the surviving or acquiring corporation, as the case may be, shall have taken or made effective provision for the taking of, such action as in the opinion of the Administrative Committee is equitable and appropriate to substitute a new Option for such Option or to assume such Option and in order to make such new or assumed Option, as nearly as may be practicable, equivalent to the old Option (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Stock may be changed, converted or exchanged in connection with such event.

6.2 Definition. A "change in control" shall be deemed to have occurred if (a) any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 50% of the then outstanding voting stock of the Company; or (b) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (c) a tender offer or exchange offer to acquire securities of the Company (other than such an offer made by the Company or any subsidiary), whether or not such offer is approved or opposed by the Board is made to acquire securities of the Company entitling the holders thereof to 50% or more of the voting power in the election of directors of the Company.

6.3 Golden Parachute Payments. If the provisions of this Section would result in the receipt by any Option Holder of a payment within the meaning of Code Section 280G and the regulations thereunder and if the receipt of such payment would result in the imposition of any excise tax under Code Sections 280G and 4999, then the amount of such payment will be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Administrative Committee, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Option Holder. In such event, the Company will have no obligation or liability with respect to the Option Holder for the amount of any excise tax imposed on the Option Holder under Code Sections 280G and 4999.

                                    Section 7
                     Rights of Employees and Option Holders


7.1 Employment. Nothing contained in the Plan or in any Option shall confer upon any Eligible Person any right with respect to the continuation of his or her employment by the Company (or, in the case of an independent contractor, advisor, director or consultant, to the continuation of the performance of services for the Company), or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or services or to increase or decrease the compensation of such Eligible Person from the rate in existence at the time of the grant of an Option. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment or a termination of services shall be determined by the Administrative Committee at the time.


7.2 Nontransferability. No right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of an Option Holder's death, an Option Holder's rights and interests in Options shall, to the extent provided in Section 5, be transferable by testamentary will or the laws of decent and distribution. In the opinion of the Administrative Committee, if an Option Holder is disabled from caring for his affairs because of mental condition, physical condition or age, such Option Holder's Options shall be exercised by such person's guardian, conservator or other legal personal representative upon furnishing the Administrative Committee with evidence satisfactory to the Administrative Committee of such status.

                                    Section 8
                              General Restrictions

8.1 Investment Representations. The Company may require any Option Holder, as a condition of exercising such Option or receiving Stock under the Option, to give written assurances, in the substance and form satisfactory to the Company and its counsel, to the effect that such person is acquiring the Stock subject to the Option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

8.2 Compliance with Securities Laws. Each Option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Administrative Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

8.3 Stock Restriction Agreement. The Administrative Committee may provide that Shares of Stock issuable upon the exercise of an Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such Shares or a right or obligation to repurchase all or a portion of such Shares, which restrictions may survive an Option Holder's term of employment or term of service with the Company.

8.4 Restriction on Disposition. To preserve tax treatment under Section 422 of the Code upon the disposition of any Optioned Shares acquired pursuant to any Incentive Stock Option granted under this Plan, an Option Holder may not dispose of any such Optioned Shares within two years from the date of the grant of such Option nor within one year of the exercise of such Option.

                                    Section 9
                             Other Employee Benefits

         The amount of any compensation deemed to be received by an Option Holder as a result of the exercise of an Option shall not constitute "earnings" with respect to which any other employee benefits of such Option Holder are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

                                   Section 10
                  Plan Amendment, Modification and Termination

         The Board may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval otherwise is necessary or desirable.

         No amendment, modification or termination of the Plan shall in any manner adversely affect any Options theretofore granted under the Plan without the consent of the Option Holder holding such Options.

                                   Section 11
                                   Withholding

11.1 Withholding Requirement. The Company's obligation to deliver Shares upon the exercise of an Option shall be subject to the satisfaction of all applicable federal, state and local income and other tax withholding requirements.

11.2 Withholding with Stock. At the time an Option is exercised by the Option Holder, the Administrative Committee, in its sole discretion, may permit the Option Holder to pay all such amounts of tax withholding, or any part thereof, by transferring to the Company, or directing the Company to withhold from Shares otherwise issuable to such Option Holder, Shares having a value equal to the amount required to be withheld or such lesser amount as may be determined by the Administrative Committee at such time. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined.

                                   Section 12
                           Nonexclusivity of the Plan

         Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Affiliated Corporation now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

                                   Section 13
                              Requirements of Law

13.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

13.2 Federal Securities Law Requirements. With respect to Eligible Persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Administrative Committee fails to so comply, it shall be deemed null and void with respect to such Eligible Persons, to the extent permitted by law and deemed advisable by the Administrative Committee.

13.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

                                   Section 14
                              Duration of the Plan

         The Plan shall terminate at such time as may be determined by the Board, and no Option shall be granted after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire at midnight on the date that is ten years from the Effective Date of the Plan. Options outstanding at the time of the Plan termination may continue to be exercised in accordance with their terms.


         IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers and its seal to be affixed hereto, effective, except as specified to the contrary herein, as of July 26, 2001.

ATTEST/WITNESS:                        INTERNET COMMERCE & COMMUNICATIONS, INC.


By:                                    By:
   ---------------------------            ----------------------------------

Name:                                  Name:
     -------------------------               ----------------------------------
      Secretary                                President


[SEAL]

                                                                      APPENDIX B

           CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF
                    INTERNET COMMERCE & COMMUNICATIONS, INC.

         It is hereby certified that:

         1. The name of the Corporation (hereinafter called the "Corporation") is Internet Commerce & Communications, Inc.

         2. The Certificate of Incorporation of the Corporation is hereby amended by revising Section (d) to Article IV to read as follows:

         (a) Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is 100,750,000. The authorized shares shall consist of 100,000,000 shares of Common Stock with a par value of $.001 per share ("Common Stock") and 750,000 shares of Preferred Stock with a par value of $.001 ("Preferred Stock"). Effective at the time of filing this Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State, each [Split Number] shares of the Corporation's Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be converted into one share of Common Stock of the Corporation (the "Reverse Stock Split"). No fractional shares shall be issued, and, in lieu thereof, the Corporation shall pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined in accordance with Section 155 of the Delaware General Corporation Law. From and after the filing of this Certificate of Amendment, the amount of capital represented by the shares of Common Stock which remain issued and outstanding after the Reverse Stock Split shall be the same as the amount of capital represented by the shares of Common Stock issued and outstanding immediately prior to the Reverse Stock Split, until thereafter reduced or increased in accordance with applicable law.

         3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the proposed amendment of the Restated Certificate of Incorporation as set forth in paragraph 2 hereinabove was adopted by the Board of Directors of the Corporation on February 14, 2001 declaring said amendment to be advisable and calling a meeting of the stockholders for consideration thereof. Thereafter, a meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         4. The effective time of the amendment herein certified shall be __________, 2001.

         IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to be executed on its behalf by its duly authorized officer hereby declaring and certifying that this is the act and deed of the Corporation and that the facts stated herein are true, and attested by its Secretary.

                                     Internet Commerce & Communications, Inc.


                                     By:
                                        --------------------------------
                                     Name:
                                           -----------------------------
                                     Title:
                                           -----------------------------

ATTEST:


By:
   ---------------------------------
Name:
     -------------------------------
Title: Corporate Secretary
      ------------------------------

                                                                      APPENDIX C

                    INTERNET COMMERCE & COMMUNICATIONS, INC.
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

This Charter governs the operation of the Audit Committee. The Committee shall review and reassess the Charter at least annually. Any changes to the Charter shall be ratified by the Board of Directors.

The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate, and at least one member, who shall be named the Chair of the Committee, shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others. The scope of the Committee's oversight responsibility includes, but is not limited to, the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board of Directors. In discharging its oversight responsibility, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose. Further, it is the responsibility of the Committee to maintain free and open communication with independent auditors, internal auditors and management of the Company.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board of Directors. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.

The Committee believes its policies and procedures should remain flexible in order to react to changing conditions and circumstances while carrying out its responsibilities. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from the Company and the Company's management, and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board of Directors the selection of the Company's independent auditors, subject to stockholder approval.

The Committee shall discuss with the Company's controller (or internal auditors, if any) and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the Company's controller, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors, with and without management present, to discuss the results of their examinations.

The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for the purposes of this review.

The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including their judgment about the quality (as opposed the mere acceptability) of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

                    INTERNET COMMERCE & COMMUNICATIONS, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  _______, 2001

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Internet Commerce & Communications, Inc. (the "Company") hereby appoints Douglas H. Hanson and W. Jeff Swenson, or any of them, with full power of substitution, as proxy holders to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held on ________, _______, 2001 at 10:00 a.m. (local time) at the Hotel Monaco, 1717
Champa Street, Denver, Colorado upon the following matters and any other matters and any other matter as may properly come before the Annual Meeting or any adjournments thereof.

1. Election of the five nominees to serve on the Board of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate), namely: Douglas H. Hanson, D.D. Hock, Robert W. Grabowski, Lewis H. Silverberg, and M. Doak Jacoway.

         [ ] FOR all nominees listed above (except as marked to the contrary below).

         [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

         INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR" above and write the name of the nominee or nominees as to which you wish to withhold authority in the space below.




2.       Proposal to adopt the 2001 Stock Option Plan.


                [ ] FOR          [ ] AGAINST              [ ] ABSTAIN

3. Proposal to approve an amendment to the Company's Certificate of Incorporation to effect a Reverse Stock Split of the Company's common stock of up to one-for-ten, in the event that the Board of Directors determines that a Reverse Stock Split is desirable at any time within one year from the date of the 2001 Annual Meeting of the Stockholders of the Company, with the exact size of the Reverse Stock Split to be determined by the Board of Directors.

                [ ] FOR          [ ] AGAINST              [ ] ABSTAIN

4. Proposal to approval the issuance of all shares of common stock that the Company would be entitled to issue upon exercise of the Class B warrants;

                [ ] FOR          [ ] AGAINST              [ ] ABSTAIN

5. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001.

                [ ] FOR          [ ] AGAINST              [ ] ABSTAIN



             (Continued and to be dated and signed on reverse side.)

                           (continued from other side)

         This proxy, when properly executed, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxies as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3, 4 and 5 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS AS TO OTHER MATTERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4 AND 5.

         The undersigned hereby acknowledges prior receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated June ___, 2001 and the 2001 Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

         If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.


                           Date:                              , 2001
                                  ----------------------------


                           -----------------------------------------------------
                           Signature of Stockholder or Authorized Representative


                           -----------------------------------------------------
                           Signature of Stockholder or Authorized Representative (if held jointly)

                           Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact, and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, all persons should sign.

[ ] I PLAN TO ATTEND THE _______, 2001 ANNUAL STOCKHOLDERS MEETING

PLEASE COMPLETE, DATE AND SIGN THIS PROXY, AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.